                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No. __ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-12

                            SBC Communications Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5) Total fee paid:

--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

--------------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
   (3) Filing Party:

--------------------------------------------------------------------------------
   (4) Date Filed:

--------------------------------------------------------------------------------

 LOGO

             [LOGO]                       SBC Communications Inc.

                                   Notice of
                        Annual Meeting of Stockholders

    The 2005 Annual Meeting of Stockholders of SBC Communications Inc. ("SBC"), a Delaware corporation, will be held at 9:00 a.m. Central Time on Friday, April 29, 2005, at the Alzafar Shrine Temple, 901 North Loop 1604 West, San Antonio, Texas. The items of business are:

   .  Election of 14 Directors
   . Approval of appointment of Ernst & Young LLP as independent auditors of SBC for 2005
   .  Approval of Stock Purchase and Deferral Plan, and
   . Act upon such other matters, including certain stockholder proposals if submitted, as may properly come before the meeting.

    Holders of SBC common stock of record at the close of business on March 1, 2005, are entitled to vote at the meeting and any adjournment of the meeting. A list of these stockholders will be available for inspection during business hours from April 14 through April 28, 2005, at 175 E. Houston, San Antonio, Texas, and will also be available at the Annual Meeting.

    By Order of the Board of Directors.

                        /s/ Joy Rick
                        Joy Rick
                        Vice President and Secretary
                        March 11, 2005



                               IMPORTANT NOTICE
    If you do not plan to attend the Annual Meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided. No postage is necessary if it is mailed in the United States. Stockholders of record may also give their proxy by telephone or through the Internet in accordance with the instructions accompanying the proxy card. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

             [LOGO]                       SBC Communications Inc.

                                PROXY STATEMENT

--------------------------------------------------------------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SBC Communications Inc. ("SBC") for use at the 2005 Annual Meeting of Stockholders of SBC. The meeting will be held at 9:00 a.m. Central Time on Friday, April 29, 2005, at the Alzafar Shrine Temple, 901 North Loop 1604 West, San Antonio, Texas. The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed beginning March 11, 2005, to stockholders of record of SBC's common stock, $1.00 par value per share, at the close of business on March 1, 2005. Each share entitles the registered holder to one vote. As of January 31, 2005, there were 3,302,810,791 shares of SBC common stock outstanding.

    All shares represented by proxies will be voted by one or more of the persons designated on the enclosed proxy card in accordance with the stockholders' directions. If the proxy card is signed and returned without specific directions with respect to the matters to be acted upon, the shares will be voted in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to the Vice President and Secretary of SBC, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board and Chief Executive Officer will announce the closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

    Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the instructions accompanying the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

    The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the SBC Savings Plan, the SBC Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the SBC PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan (the "TRASOP") sponsored by The Southern New England Telephone Company, the Cingular Wireless 401(k) Savings Plan, and the Cingular Wireless 401(k) Savings Plan for Bargained Employees. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 26, 2005.

    In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator pursuant to The DirectSERVICE Investment Program sponsored and administered by EquiServe Trust Company, N.A. (SBC's transfer agent) for shares held on behalf of plan participants.

    If a stockholder participates in these plans and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please sign and return every proxy card received or submit a proxy by telephone or through the Internet for each proxy card.

    Only one annual report and one Proxy Statement are being delivered to multiple stockholders sharing an address, unless SBC has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: EquiServe Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221.
Stockholders calling from outside the United States may call (816) 843-4280. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

    A stockholder may designate a person or persons other than those persons designated on the proxy card to act as the stockholder's proxy by striking out the name(s) appearing on the enclosed proxy card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

    Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.

    The cost of soliciting proxies will be borne by SBC. Officers, agents and employees of SBC and its subsidiaries and other solicitors retained by SBC may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of SBC. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. SBC has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $15,000, plus expenses.

    Stockholders who represent 40% of the common stock outstanding and are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. A list of eligible voters will be available at the Annual Meeting.

    If you plan to attend the meeting in person, please bring the admission ticket (which is attached to the proxy card) to the Annual Meeting. If you do not have an admission ticket, you will be admitted upon presentation of identification at the door.

    SBC's executive offices are located at 175 E. Houston, San Antonio, Texas 78205.



     Your vote is important. Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting.

--------------------------------------------------------------------------------
BOARD OF DIRECTORS

    The Board of Directors is responsible for the management and direction of SBC and for establishing broad corporate policies. The Board of Directors and various committees of the Board regularly meet to receive and discuss operating and financial reports presented by the Chairman of the Board and Chief Executive Officer as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to help familiarize them with SBC's businesses, technology, and operations. Members of the Board are encouraged to attend Board meetings in person, unless the meeting is held by teleconference. The Board held 11 meetings in 2004. Similarly, Directors are expected to attend the Annual Meeting absent unusual circumstances, although SBC has no formal policy on the matter. All of the Directors except one attended the 2004 Annual Meeting.

    At least four times a year, the non-employee members of the Board of Directors meet in executive session, i.e., with no employee Directors or management personnel present. August A. Busch III has been appointed the Lead Director to preside over these meetings. Interested persons may contact the Lead Director or the non-employee Directors by sending written comments through the Office of the Secretary of the company. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors' request.

    Under SBC's Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 16 Directors, one of whom is an executive officer of SBC. Current Directors Clarence C. Barksdale and William P. Clark will retire from service on the Board of Directors at the 2005 Annual Meeting and will not stand for re-election. As a result of their upcoming retirements, the Board voted to reduce the size of the Board of Directors to 14 Directors, effective immediately before the 2005 Annual Meeting. There are no vacancies on the Board.

    In January SBC entered into an agreement and plan of merger with AT&T Corp., whereby AT&T Corp. would become a wholly-owned subsidiary of SBC. SBC has agreed that upon closing of the merger it will appoint to the SBC Board of Directors David W. Dorman and two other members of the AT&T Board who will be mutually selected by SBC and AT&T. Mr. Dorman is currently the Chairman and Chief Executive Officer of AT&T Corp. Because the merger is not expected to close prior to the date of SBC's 2005 Annual Meeting, these individuals will not be nominated for election at that meeting.

    At the 2004 Annual Meeting, the stockholders approved a Bylaw amendment, proposed by the Board of Directors, to eliminate the classified Board structure and require that all Directors be elected annually, beginning in 2005. As a result, the terms of each of the Directors will expire at the 2005 Annual Meeting. The Board of Directors has nominated the 14 persons listed as nominees, each of whom is an incumbent Director, for election at the 2005
Annual Meeting to one-year terms of office expiring at the 2006 Annual Meeting. Biographical information about the Directors is provided on pages 10-16. Holdings of SBC common stock by SBC Directors are shown on the table on page 19.

    The Corporate Governance and Nominating Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in SBC's Corporate Governance Guidelines to serve as members of the Board. It is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders. Candidates are recommended to the Board after consultation with the Chairman of the Board. In recommending Board candidates, the Committee considers a candidate's: (1) general understanding of elements relevant to the success of a large publicly traded company in the current business environment, (2) understanding of SBC's business, and (3) educational and professional background. The Committee also gives consideration to a candidate's judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. Stockholders who wish to suggest qualified candidates should write to the Vice President and Secretary, SBC Communications Inc., 175 E. Houston, San Antonio, Texas 78205, stating in detail the qualifications of such persons for consideration by the Committee.

..  Board Committees

    From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established seven standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on SBC's website: http://www.sbc.com. The biographical information included later in this Proxy Statement identifies committee memberships held by each Director.

Audit Committee--The Committee met eight times in 2004. It consists of four non-employee Directors. The Audit Committee oversees the integrity of the financial statements of SBC, the independent auditor's qualifications and independence, the performance of the internal audit function and independent auditors, and the compliance by SBC with legal and regulatory matters. The Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The independent auditing firm examines the accounting records of SBC and its subsidiaries.

Corporate Development Committee--The Committee met four times in 2004. It consists of five non-employee Directors and one employee Director. The Committee reviews mergers, acquisitions, dispositions, and similar transactions.

Corporate Governance and Nominating Committee--The Committee met five times in 2004 and consists of five non-employee Directors. It is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board, periodically assessing SBC's Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

Executive Committee--The Committee did not meet in 2004. It consists of six non-employee Directors, each of whom is the chairperson of a standing committee, and the Chairman of the Board. The Committee assists the Board of Directors by acting upon matters when the Board is not in session. The Committee has the full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Finance/Pension Committee--The Committee met four times in 2004. It consists of six non-employee Directors and one employee Director. The Committee assists the Board in its oversight of SBC's finances, the payment by SBC of dividends, and SBC's investment policies.

Human Resources Committee--The Committee met five times in 2004. It consists of four non-employee Directors. The Committee oversees the management of human resources activities of SBC, including the design of employee benefit plans. The Committee is also responsible for establishing the compensation of the Chief Executive Officer and other officers, as determined by the Committee.

Public Policy and Environmental Affairs Committee--The Committee met three times in 2004. It consists of six non-employee Directors. The Committee assists the Board in its oversight of corporate policies, including legislative matters and environmental matters.

..  Independence of Directors

    The New York Stock Exchange ("NYSE") has recently adopted new independence standards for companies listed on the NYSE, including SBC. These standards require a majority of the Board to be independent and every member of each of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. A Director is considered independent only if the Board of Directors "affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company)." In addition, the Board of Directors has adopted certain additional standards for determining the independence of its members. In accordance with the following standards of the NYSE, a Director is not independent if:

   . The Director is, or has been within the last three years, an employee of SBC, or an immediate family member is, or has been within the last three years, an executive officer, of SBC.

   . The Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from SBC, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

   . (A) The Director or an immediate family member is a current partner of a firm that is SBC's internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) The Director or an immediate family member was within the last three years (but is no longer) a partner or an employee of such a firm and personally worked on SBC's audit within that time period.

   . The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of SBC's present executives officers at the same time serves or served on that company's compensation committee.

   . The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, SBC for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

    The following are additional standards for determining independence of Directors, established by the SBC Board of Directors:

   . A Director who owns, together with any ownership interests held by members of the Director's immediate family, 10% of another company that makes payments to, or receives payments from, SBC (together with its consolidated subsidiaries) for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

   . A Director who is, or whose immediate family member is, a director, trustee or officer of a charitable organization, or holds a similar position with such an organization, and SBC (together with its consolidated subsidiaries) makes contributions to the charitable organization in an amount which exceeds, in any single fiscal year, the greater of $1 million per year or at least 5% of such organization's consolidated gross revenues, is not independent until three years after falling below such threshold.

    The Board of Directors, using the above standards for determining the independence of its members, has determined that the following Directors are independent: Gilbert F. Amelio, Clarence C. Barksdale, August A. Busch III, William P. Clark, Martin K. Eby, Jr., James A. Henderson, Lynn M. Martin, John
B. McCoy, Mary S. Metz, S. Donley Ritchey, Joyce M. Roche, Laura D'Andrea Tyson, and Patricia P. Upton. In addition, the Board has determined that every member of the Audit Committee, the Human Resources Committee and the Corporate Governance and Nominating Committee is independent.

--------------------------------------------------------------------------------
ELECTION OF DIRECTORS


[PHOTO]

               EDWARD E. WHITACRE, JR., age 63, is Chairman of the Board and Chief Executive Officer of SBC and has served in this capacity since January 1990. Mr. Whitacre has been a Director of SBC since October 1986. He is the Chairman of the Executive Committee and a member of the Corporate Development Committee and the Finance/Pension Committee. He is a Director of Anheuser-Busch Companies, Inc. and Burlington Northern Santa Fe Corporation.

[PHOTO]

               GILBERT F. AMELIO, age 62, is Senior Partner of Sienna Ventures (a privately-held venture capital firm), Sausalito, California, and has served in this capacity since April 2001. Dr. Amelio is also Chairman and Chief Executive Officer of Beneventure Capital, LLC (a full-service venture capital firm), San Francisco, California, and has served as such since 1999 and was Principal of Aircraft Ventures, LLC (a consulting firm), Newport Beach, California, from April 1997 to December 2004. In 2003, AmTech, LLC (a high technology investments and consulting services firm), where Dr. Amelio served as Chairman and Chief Executive Officer from 1999 to April 2004, declared bankruptcy. Dr. Amelio was elected a Director of SBC in February 2001 and had previously served as an Advisory Director of SBC from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by SBC in 1997. He is a member of the Audit Committee and the Human Resources Committee. Dr. Amelio is a Director of SiVault Systems, Inc.

[PHOTO]

               AUGUST A. BUSCH III, age 67, is Chairman of the Board of Anheuser-Busch Companies, Inc. (a brewing, packaging, and family entertainment holding company), St. Louis, Missouri, and has served in this capacity since 1977. Mr. Busch also served as Chief Executive Officer of Anheuser-Busch Companies, Inc. from 1975 until June 2002. Mr. Busch has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1980 to 1983. He is the Chairman of the Corporate Governance and Nominating Committee and a member of the Corporate Development Committee and the Executive Committee. Mr. Busch is a Director of Anheuser-Busch Companies, Inc. and Emerson Electric Co.; and an Advisory Member of the Board of Directors of Grupo Modelo, S.A. de C.V.

[PHOTO]

               MARTIN K. EBY, JR., age 70, retired. Mr. Eby was Chairman of the Board of The Eby Corporation (a commercial general contractor holding company), Wichita, Kansas, from April 1979 until his retirement in July 2004. Mr. Eby was also President and Chief Executive Officer of The Eby Corporation from June 1967 to December 1997. He has been a Director of SBC since June 1992. He is a member of the Audit Committee and the Human Resources Committee.

[PHOTO]

               JAMES A. HENDERSON, age 70, retired. Mr. Henderson was Chairman of the Board from 1995 and Chief Executive Officer from 1994 of Cummins Inc. (manufacturer of diesel and natural gas engines), Columbus, Indiana, until his retirement in December 1999. Mr. Henderson has been a Director of SBC since October 1999. He served as a Director of Ameritech Corporation from 1983 until the company was acquired by SBC in 1999. He also served as a Director of Indiana Bell Telephone Company (which became a subsidiary of Ameritech) from 1978 until 1983. He is the Chairman of the Human Resources Committee and a member of the Executive Committee and the Finance/Pension Committee. Mr. Henderson is a Director of International Paper Company; Nanophase Technologies Corporation; Rohm and Haas Company; and Ryerson Tull, Inc.

[PHOTO]

               CHARLES F. KNIGHT, age 69, retired. Mr. Knight was Chairman of the Board of Emerson Electric Co. (manufacturer of electrical and electronic equipment), St. Louis, Missouri, from 1974 until his retirement in September 2004, when he was elected to the honorary position of Chairman Emeritus. Mr. Knight was also Chief Executive Officer of Emerson Electric Co. from 1973 to 2000. He has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1974 to 1983. He is the Chairman of the Corporate Development Committee and a member of the Executive Committee and the Finance/Pension Committee. Mr. Knight is a Director of Anheuser-Busch Companies, Inc.; BP p.l.c.; International Business Machines Corporation; and Morgan Stanley.

[PHOTO]

               LYNN M. MARTIN, age 65, is Chair of the Council for the Advancement of Women and Advisor to the firm of Deloitte & Touche LLP (an auditing and management consulting services firm), Chicago, Illinois, and has served in this capacity since 1993. She has also been President of The Martin Hall Group, LLC (a human resources consulting firm), Chicago, Illinois, since January 2005. Ms. Martin served as U.S. Secretary of Labor from 1991 to 1993 and as a member of the U.S. House of Representatives from Illinois from 1981 to 1991. Ms. Martin has been a Director of SBC since October 1999. She served as a Director of Ameritech Corporation from 1993 until the company was acquired by SBC in 1999. She is a member of the Finance/Pension Committee and the Public Policy and Environmental Affairs Committee. She is a Director of Constellation Energy Group, Inc.; certain Dreyfus Funds; The Procter & Gamble Company; and Ryder System, Inc.

[PHOTO]

               JOHN B. MCCOY, age 61, retired. Mr. McCoy was Chairman from November 1999 and Chief Executive Officer from October 1998 of BANK ONE CORPORATION (commercial and consumer bank) until his retirement in December 1999, and Chairman and Chief Executive Officer of its predecessor, BANC ONE CORPORATION, from 1987 to 1998. Mr. McCoy has been a Director of SBC since October 1999. He served as a Director of Ameritech Corporation from 1991 until the company was acquired by SBC in 1999. He is the Chairman of the Finance/Pension Committee and a member of the Corporate Governance and Nominating Committee and the Executive Committee. He is a Director of Cardinal Health, Inc.; ChoicePoint Inc.; and Federal Home Loan Mortgage Corporation.

[PHOTO]

               MARY S. METZ, age 67, is Chair of the Board of Trustees of American Conservatory Theater (a nonprofit nationally renowned theater and an accredited conservatory), San Francisco, California, and has served in this capacity since November 2004. Dr. Metz is also President Emerita of Mills College. She was President of S. H. Cowell Foundation, San Francisco, California, from January 1999 until her retirement in March 2005 and was Dean of the University Extension of the University of California, Berkeley, from 1991 until 1998. Dr. Metz has been a Director of SBC since April 1997. She served as a Director of Pacific Telesis Group from 1986 until the company was acquired by SBC in 1997. She is a member of the Corporate Governance and Nominating Committee and the Public Policy and Environmental Affairs Committee. Dr. Metz is a Director of Longs Drug Stores Corporation; Pacific Gas and Electric Company; and UnionBanCal Corporation.

[PHOTO]

               TONI REMBE, age 68, retired. Ms. Rembe was a partner in the law firm of Pillsbury Winthrop LLP, San Francisco, California, from 1971 until her retirement in December 2004. Ms. Rembe was elected a Director of SBC in January 1998 and had previously served as an Advisory Director of SBC from April 1997 to January 1998. She served as a Director of Pacific Telesis Group from 1991 until the company was acquired by SBC in 1997. She is a member of the Corporate Development Committee and the Public Policy and Environmental Affairs Committee. Ms. Rembe is a Director of AEGON N.V.

[PHOTO]

               S. DONLEY RITCHEY, age 71, is Managing Partner of Alpine Partners (a family investment general partnership), Danville, California, and has served in this capacity since 1981. Mr. Ritchey was Chairman of the Board of Lucky Stores, Inc. from 1981 until his retirement in 1986 as well as Chief Executive Officer from 1980 to 1985. Mr. Ritchey has been a Director of SBC since April 1997. He served as a Director of Pacific Telesis Group from 1984 until the company was acquired by SBC in 1997. He is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Ritchey is a Director of The McClatchy Company.

[PHOTO]

               JOYCE M. ROCHE, age 57, is President and Chief Executive Officer of Girls Incorporated (a national nonprofit research, education, and advocacy organization), New York, New York, and has served in this capacity since September 2000. Ms. Roche was an independent marketing consultant from 1998 to 2000. She was President and Chief Operating Officer of Carson, Inc. from 1996 to 1998, and Executive Vice President of Global Marketing of Carson, Inc. from 1995 to 1996. Ms. Roche has been a Director of SBC since October 1998. She served as a Director of Southern New England Telecommunications Corporation from 1997 until the company was acquired by SBC in 1998. She is a member of the Finance/Pension Committee and the Public Policy and Environmental Affairs Committee. She is a Director of Anheuser-Busch Companies, Inc.; The May Department Stores Company; and Tupperware Corporation.

[PHOTO]

               LAURA D'ANDREA TYSON, age 57, is Dean of the London Business School, London, England, and has served in this capacity since January 2002. Dr. Tyson was Dean of the Walter A. Haas School of Business at the University of California, Berkeley, from July 1998 to December 2001. Dr. Tyson served as Professor of Economics and Business Administration at the University of California, Berkeley, from 1997 to 1998. She served as National Economic Adviser to the President of the United States from 1995 to 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. Dr. Tyson has been a Director of SBC since October 1999. She served as a Director of Ameritech Corporation from 1997 until the company was acquired by SBC in 1999. She is a member of the Corporate Development Committee and the Finance/Pension Committee. Dr. Tyson is a Director of Eastman Kodak Company and Morgan Stanley.

[PHOTO]

               PATRICIA P. UPTON, age 66, is President and Chief Executive Officer of Aromatique, Inc. (manufacturer and wholesaler of decorative fragrances), Heber Springs, Arkansas, and has served in this capacity since 1982. Ms. Upton has been a Director of SBC since June 1993. She is the Chairwoman of the Public Policy and Environmental Affairs Committee and a member of the Executive Committee and the Human Resources Committee.


..  Compensation of Directors

    Directors who are also employees of SBC or its subsidiaries receive no separate compensation for serving as Directors or as members of Board committees. Directors who are not employees of SBC or its subsidiaries receive a $65,000 annual retainer, $2,000 for each Board meeting and review session attended, and $1,700 for each committee meeting attended. Excluding employee Directors, the Chairperson of each committee receives an additional annual retainer of $5,000, except for the Chairperson of the Audit Committee who receives an additional annual retainer of $15,000, and the Lead Director who receives an additional annual retainer of $10,000.

    Directors may elect to take their retainer in the form of SBC common stock or cash. Directors may also elect to defer the receipt of their fees and all or part of their retainers into either Stock Units or into a Cash Deferral Account. Each Stock Unit is equivalent to a share of common stock and earns dividend equivalents in the form of additional Stock Units. Stock Units are converted to common stock and paid out as elected by the Director in up to 15 annual installments after the Director ceases service with the Board. Each Director also receives an annual award of Stock Units equal in value to one and one-half times the base annual retainer. In addition, each non-employee Director who joined the Board after November 21, 1997, and before September 24, 2004, receives an annual grant of Stock Units equal to $13,000, limited to 10 annual grants. Deferrals into the Cash Deferral Account earn interest during the calendar year at a rate equal to the Moody's Long Term Corporate Bond Yield Average for September of the preceding year ("Moody's"). Annually, Directors may elect to convert their Cash Deferral Accounts into Stock Units at the fair market value of SBC stock at the time of the conversion.

    SBC provides each non-employee Director with travel accident insurance while the Director is on SBC business, along with $100,000 of group life insurance. The total premiums during 2004 for these policies were $1,238 for travel accident insurance and $7,683 for group life insurance. Directors and former Directors also receive certain telecommunications and satellite TV services and equipment. The value of the services and equipment received by Directors who served at any time during 2004, or for whom reimbursement was provided, together with amounts necessary to offset the Directors' applicable tax liabilities resulting from such services and benefits, computed at maximum marginal rates, averaged $9,548 per non-employee Director in 2004. Employee Directors receive similar services and equipment in connection with their service as officers of SBC.

    SBC does not offer non-employee Directors a retirement plan or pension. However, Directors who joined the Board prior to 1997 have vested rights in a former pension plan no longer offered to Directors. Only benefits that have already vested are payable under the plan. Each Director who is vested in the former pension plan, upon retirement, will receive annually 10% of the annual retainer in effect at the time of his or her retirement multiplied by the number of years of service, not to exceed 10 years. The payments will continue for the life of the Director. If the Director dies before receiving 10 years of payments, the Director's beneficiaries will receive the payments for the remainder of the 10-year period.

    Upon the acquisition of Pacific Telesis Group ("PTG") by SBC on April 1, 1997, certain of the former PTG Directors joined the SBC Board. As part of their service with PTG, these Directors previously received stock options and PTG Deferred Stock Units, the latter of which were issued in exchange for the waiver by the Directors of certain retirement benefits. The PTG Deferred Stock Units earn dividend equivalents and are paid out in the form of cash after the retirement of the Director. After the acquisition of PTG, both the Deferred Stock Units and the stock options were modified so that their value was based on SBC stock instead of PTG stock. Service as a Director of SBC is deemed service with PTG for these benefits. In addition, PTG Directors were allowed to elect during 1997 to have their prior deferrals of PTG retainers and fees continued until they leave the SBC Board. These deferrals earn a rate of interest equal to Moody's plus 4% for deferrals from 1985 through 1992; Moody's plus 2% for deferrals from 1993 through 1995; and the 10-year Treasury Note average for the month of September for the prior year plus 2% for deferrals after 1995.

    One member of the immediate family of Herman E. Gallegos, who retired as a Director on April 30, 2004, was employed by a subsidiary of SBC in 2004 and was paid a total of approximately $129,000. Amounts paid to this employee were comparable to compensation paid to other employees performing similar job functions.

    In 2004, SBC and/or its subsidiaries obtained legal services from the law firm of Pillsbury Winthrop LLP, of which Ms. Rembe was a partner, on terms which SBC believes were as favorable as would have been obtained from unaffiliated parties. Ms. Rembe retired from the law firm December 31, 2004.


--------------------------------------------------------------------------------
COMMON STOCK OWNERSHIP

..  Certain Beneficial Owners

    The following table sets forth the beneficial ownership of each person holding more that 5% of SBC's outstanding common stock as of December 31, 2004 (as reported in filings made with the Securities and Exchange Commission on Schedule 13G by the respective stockholders listed below).

     ----------------------------------------------------------------------
                                                       Amount and
                                                       Nature of
                             Name and Address          Beneficial  Percent
     Title of Class         of Beneficial Owner        Ownership   of Class
     --------------- --------------------------------- ----------- --------
     Common stock,   Capital Research & Management Co.
     $1.00 par value 333 South Hope Street
                     Los Angeles, CA 90071             229,344,700   6.9%

     Common stock,   FMR Corp.
     $1.00 par value 82 Devonshire Street
                     Boston, MA 02109                  189,224,180   5.7%
     ----------------------------------------------------------------------

..  Directors and Officers

    The following table sets forth the beneficial ownership of SBC common stock as of December 31, 2004, held by each Director, nominee and officer named in the Compensation Table on page 47. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than one percent of the outstanding SBC common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

------------------------------------------------------------------------------------------------
                         Total SBC                                         Total SBC
                        Beneficial                                        Beneficial
                         Ownership  Non-Voting                             Ownership  Non-Voting
       Name of          (including    Stock        Name of Beneficial     (including    Stock
   Beneficial Owner     options)(1)  Units(2)            Owner            options)(1)  Units(2)
----------------------- ----------- ---------- -------------------------- ----------- ----------
Gilbert F. Amelio          5,396      30,027   Laura D'Andrea Tyson           11,648     21,708
Clarence C. Barksdale     10,977      24,728   Patricia P. Upton              12,638     20,091
August A. Busch III (3)   46,354      70,095   Edward E. Whitacre, Jr.     9,693,811    271,385
William P. Clark          13,081      19,368   John H. Atterbury III         769,277     95,811
Martin K. Eby, Jr.        26,856      33,158   James D. Ellis              1,367,358    418,974
James A. Henderson        13,476      25,795   Randall L. Stephenson         652,613     98,041
Charles F. Knight         24,978      35,529   Rayford Wilkins, Jr.          753,285     15,220
Lynn M. Martin            13,386      18,410
John B. McCoy             31,584      34,718   All executive officers and
Mary S. Metz              10,314      23,614     Directors as a group
Toni Rembe (4)            22,341      27,376     (consisting of 26
S. Donley Ritchey         15,150      35,786     persons, including
Joyce M. Roche             2,041      28,618     those named above):      16,709,148  1,673,618
------------------------------------------------------------------------------------------------

(1) This table includes presently exercisable stock options and stock options that will become exercisable within 60 days of the date of this table. The following Directors and officers hold the number of options set forth following their respective names: Judge Clark--5,848; Dr. Metz--5,848; Ms. Rembe--5,848; Mr. Ritchey--5,848; Mr. Whitacre--8,175,472; Mr.
    Atterbury--731,917; Mr. Ellis--1,342,803; Mr. Stephenson--647,289; Mr.
    Wilkins--702,175; and all executive officers and Directors as a group--14,692,873.
    This table also includes shares held in an employee benefit plan for the following persons, who have sole voting power but no investment power with respect to the number of shares set forth following their respective names:
    Mr. Whitacre--1,154; Mr. Atterbury--1,183; Mr. Ellis--1,210;
    Mr. Stephenson--63; and Mr. Wilkins--606. In addition, of the shares shown in the above table, the following persons share voting and investment power with other persons with respect to the number of shares set forth following their respective names: Dr. Amelio--5,380; Mr. Busch--6,600;
    Judge Clark--7,233; Dr. Metz--1,592, Ms. Rembe--2,518; Mr. Ritchey--9,300;
    Dr. Tyson--11,648; Ms. Upton--5,025; Mr. Whitacre--31,668; Mr.
    Ellis--15,475; and Mr. Wilkins--15,456.
(2) Represents number of Stock Units held by the Director or officer, where each Stock Unit is convertible into a share of SBC stock at times specified by the relevant plan. None of the Stock Units listed may be converted into common stock within 60 days of the date of this table. As noted under "Compensation of Directors," non-employee Directors may acquire Stock Units by deferring the receipt of fees and retainers into Stock Units. Directors also receive yearly grants of Stock Units. Officers may acquire Stock Units by participating in stock-based compensation deferral plans. Stock Units earn dividend equivalents at the same rate as the underlying stock, which are reinvested in additional Stock Units. Stock Units carry no voting rights.
(3) Mr. Busch disclaims beneficial ownership of 3,300 shares held in a trust for a sister.
(4) Ms. Rembe disclaims beneficial ownership of 2,145 shares held in a trust for her spouse and 373 shares held by her spouse's corporation.

--------------------------------------------------------------------------------
MATTERS TO BE VOTED UPON

..  Voting

    Each share of SBC common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. Directors are elected by a plurality of the votes cast. All other matters will be determined by a majority of the votes cast. Shares represented by proxies marked to withhold authority to vote with respect to the election of one or more nominees as Directors, by proxies marked "abstain" on other proposals, and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters. If no directions are given and the signed card is returned, the person or persons designated on the card will vote the shares for the election of the Board of Directors' nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

    Under the rules of the New York Stock Exchange, on certain routine matters, brokers may, at their discretion, vote shares they hold in "street name" on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of Directors and the approval of the appointment of the independent auditors. In instances where brokers are prohibited from exercising discretionary authority (so-called "broker non-votes"), the shares they hold are not included in the vote totals and, therefore, have no effect on the vote. At the 2005 Annual Meeting, brokers will be prohibited from exercising discretionary authority only with respect to the Approval of Stock Purchase and Deferral Plan (Item 3) and each of the stockholder proposals (Items 4, 5, 6 and 7).

..  Election of Directors (Item 1 on Proxy Card)

    The following persons, each of whom is currently a Director of SBC, have been nominated by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee for election to one-year terms of office that would expire at the 2006 Annual Meeting.

                  Edward E. Whitacre, Jr. John B. McCoy
                  Gilbert F. Amelio       Mary S. Metz
                  August A. Busch III     Toni Rembe
                  Martin K. Eby, Jr.      S. Donley Ritchey
                  James A. Henderson      Joyce M. Roche
                  Charles F. Knight       Laura D'Andrea Tyson
                  Lynn M. Martin          Patricia P. Upton

    Shares represented by the accompanying form of proxy will be voted for the election of the nominees unless other instructions are shown on the proxy card or provided through the telephone or Internet proxy. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

                Your Board of Directors Recommends a Vote "FOR"
                       Its Nominees Listed as Directors.

.. Approval of Appointment of Ernst & Young LLP as Independent Auditors (Item 2 on Proxy Card)

    The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP to serve as independent auditors of SBC for the fiscal year ending December 31, 2005, subject to stockholder approval. This firm has audited the accounts of SBC since 1983. If stockholders do not approve this appointment, the Committee will consider other independent auditors. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

           Your Board of Directors Recommends a Vote "FOR" Approval of the Appointment of Ernst & Young LLP as Independent Auditors.

..  Approval of Stock Purchase and Deferral Plan
   (Item 3 on Proxy Card)

    The Stock Purchase and Deferral Plan (the "Plan") offers mid-level and above management employees the opportunity to purchase SBC common stock through payroll deductions, and based on the number of shares purchased, participants may receive limited, partial matching employer contributions in the form of additional common stock and receive options to purchase additional common stock. The Plan is designed to encourage managers to invest in SBC common stock and, thereby, give these managers an even greater interest in the continued success of SBC. The Plan is administered by the Human Resources Committee (the "Committee"), a committee of the Board of Directors made up of independent Directors.

    The Plan replaces a similar program, with the same core features described above, that was originally approved by stockholders in 1991 and re-approved in 1994. In 2001, the Board of Directors authorized additional shares for the 1991/1994 program, modified the distribution alternatives and made other changes.

    In 2004, the tax laws governing the timing of elections and the payment of benefits under deferred compensation plans were significantly changed. The Board of Directors believes the program has been successful and that it is in the interest of SBC to continue to offer managers the opportunity to invest in SBC stock through the new Plan. To comply with the new law on compensation deferral and to make additional shares available to participants, the Board of Directors adopted the new Plan, subject to stockholder approval, with new participation, distribution and other provisions, but maintaining the basic premise of the original program. If the Plan is not approved by stockholders at the 2005 Annual Meeting, the Plan will terminate and all contributions to the Plan will be returned to employees along with the cash value of any matching contributions. As of January 1, 2005, no new contributions may be made to the old plan (other than the reinvestment of dividend equivalents on existing deferrals).

    The terms of the Plan are summarized below. In addition, the full text of the Plan is set forth in Appendix A to this Proxy Statement, and the following summary is qualified in its entirety by reference to the text of the Plan.

Plan Summary

    The Plan is offered to mid-level and above management employees, which currently total approximately 2,700 managers.

    Each year, a participant may elect to establish a Share Deferral Account to purchase share units through payroll deductions during the upcoming year. The purchase price of a share unit is equal to the price of a share of common stock at the time of purchase. Each share unit is converted into a share of common stock at distribution. Share units earn dividend equivalents at the same rate as common stock and are reinvested in additional share units. SBC may refuse or terminate, in whole or in part, any election to participate in the Plan.

    A participant may elect to contribute from 6% to 30% of the participant's annual base compensation. Base compensation includes base salary and the annual bonus known as a "Team Award"; commissions are excluded. Employees who receive commissions as a part of their compensation may contribute up to 40% of their non-commission based compensation. The Committee has authority to add or subtract various types of compensation from the definition of "base compensation."

    Share units are credited to a participant's account based upon the closing price of SBC's common stock as of the last day of the month in which the contributions are credited. The share units are distributed up to five calendar years after a Share Deferral Account commences, at the election of the participant. Distributions may be deferred for additional five-year periods, so long as the election is made while an employee. Distributions may be accelerated in the event of the death or disability of the participant, and, in certain circumstances, upon the termination of employment of the participant.

    Employees purchasing share units with base compensation receive a limited, partial matching contribution from SBC. SBC credits up to 8/10 of a share unit for each share unit purchased by the employee. This matching contribution is only applicable to the first 6% of the employee's compensation. These amounts approximate the company match available under the company's tax-qualified 401(k) plans offered to almost all employees. However, to the extent an employee receives a matching contribution under this Plan, the employee may not receive a match under another SBC plan. In the event a tax qualified plan offered to an employee has a greater match rate or greater percentage of compensation that can be matched than is available in this Plan, the Committee may increase the matching benefit in this Plan for the affected employee.

    Matching share units vest upon three years of service with SBC; employees who leave SBC before vesting will forfeit their matching share units. Matching share units are distributed in the calendar year after the participant terminates employment or the year the participant reaches age 55, whichever is earlier. Thereafter, matching share units in a Share Deferral Account are distributed with other share units in the account.

    Participants who receive an annual cash bonus under the Short Term Incentive Plan or similar plan and/or another cash award designated by the Committee (collectively, "STIP Award") may make a separate election to contribute all or part of the STIP Award to the Plan and purchase share units. An STIP Award is not considered "base compensation" and is not eligible for matching shares.

    Participants may also contribute stock awards that have been earned under the 2001 Incentive Plan (or any successor plan) but not yet distributed. These contributions are solely for the purpose of deferring receipt of these awards. These contributions do not earn matching shares or stock options. Distributions of common stock from these awards (other than stock acquired with reinvested dividends) do not count against the share limits of this Plan, but, instead, are counted against the limits under the 2001 Incentive Plan (or successor plan).

    The Committee may permit an employee to purchase share units with other amounts from time to time; however, these purchases shall not earn matching contributions or stock options.

    For each share unit purchased with a participant's payroll deductions under a Share Deferral Account, SBC will issue the participant two non-tax qualified stock options, each of which will allow the participant to purchase one share of common stock at the fair market value of the stock at the time of the issuance of the option. (Also, reinvestments of dividend equivalents derived from these participant-purchased Share Units during the first 13 months of a Share Deferral Account will also earn stock options). Options may not be re-priced. Matching contributions do not earn options. Stock options are issued twice a year and are exercisable no earlier than one year (or upon termination of employment, if earlier), and no later than 10 years, after issuance. Unless otherwise provided by the Committee, in the event the employee terminates employment, the options will expire on the earlier of the regular expiration date or as follows: retirement - five years; death or disability - three years; other termination - one year. Stock Options are not transferable except by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

    In the event the Committee reduces the number of options issued for each share unit purchased, the Plan permits the Committee to provide an additional company matching contribution that may not exceed 20% of the employee contribution.

    SBC believes that, under present law, the following are the Federal income tax consequences of the issuance and exercise of Stock Options issued under the Plan as to the recipient and SBC. A participant will not be deemed to have received any income subject to tax at the time a non-qualified stock option is granted, nor will SBC be entitled to a tax deduction at that time. When a non-qualified Stock Option is exercised, the participant will recognize compensation income equal to the amount by which the fair market value of the shares acquired exceed the exercise price. Subject to the satisfaction of applicable tax withholding requirements, SBC will be allowed a tax deduction in the year the options are exercised in an amount equal to the compensation income recognized by the participant.

    The Committee is responsible for administration of the Plan. It has the power to amend the Plan or adopt rules for its operation. Under New York Stock Exchange rules, material amendments to the Plan must be submitted to stockholders for approval.

    The Plan provides that the number of shares of common stock that may be distributed under the Plan as a result of employee and matching employer contributions and reinvested dividend equivalents, is limited to 21 million shares. In addition, no more than 34 million additional shares may be issued pursuant to the issuance of Stock Options. No participant may receive more than 400,000 Stock Options during a calendar year. As of February 15, 2005, SBC common stock closed at $24.52.

                Your Board of Directors Recommends a Vote "FOR"
               Approval of the Stock Purchase and Deferral Plan.

..  Stockholder Proposals (Items 4, 5, 6 and 7 on Proxy Card)

    Certain stockholders have advised the company that they intend to introduce at the 2005 Annual Meeting the proposals set forth below. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Secretary of the company.

Stockholder Proposal A (Item 4 on Proxy Card)

Resolved: The Shareholders of SBC Communications (The "Company") hereby request that the Company provide a report updated semi-annually, disclosing the
Company's:

        1. Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

        2. Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operation under 26 USC Sec. 527 of the Internal Revenue Code including the following:

           a. An accounting of the Company's funds contributed to any of the persons described above;

           b. The business rationale for each of the Company's political contributions; and

           c. Identification of the person or persons in the Company who participated in making the decisions to contribute.

This report shall be posted on the company's website to reduce costs to shareholders.

Supporting Statement: As long-term shareholders of SBC Communications, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

    Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. We believe shareholders are entitled to know how their company is spending its funds for political purposes. However, although there are various disclosure requirements for political contributions, this information is difficult for shareholders to access and is not complete.

    Although the Bi-Partisan Campaign Reform Act enacted in 2002 prohibits corporate contributions to political parties at the federal level, corporate soft money state-level contributions are legal in 49 states, and disclosure standards vary widely. Corporations can also make unlimited contributions to "Section 527" organizations, political committees formed for the purpose of influencing elections, but not supporting or opposing specific candidates. These do not have to be reported.

    In 2001-02, the last fully reported election cycle, SBC made at least $1,480,645.00 in political contributions. (The Center for Responsive Politics: http://www.opensecrets.org/softmoney/index.asp.)

    Relying only on the limited data available from the Federal Election Commission, the Internal Revenue Service, and the Center for Responsive Politics, a leading campaign finance watchdog organization, provides an incomplete picture of the Company's political donations. Current disclosures is insufficient to allow the Company's Board and its shareholders to fully evaluate the political use of corporate assets.

    Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives that are not shared by and may be inimical to the interests of the Company and it shareholders, potentially harming long-term shareholders value.

    There is currently no single source of information that provides the information sought by this resolution. This report should represent a minimal cost to the company, as presumably management already monitors corporate resources used for such purposes. We believe that transparency and accountability in this area will advance our company's interests, and help build long-term shareholder value. We urge your support for this critical governance reform.

YOUR DIRECTORS' POSITION

    Political contributions, where permitted, are an important part of the legislative process. Your company is subject to legislation that significantly impacts its operations, including rates it can charge customers, its profitability and even how it must provide services to competitors. It is important that your company participate in the political process to protect your interests as stockholders. SBC complies with all applicable Federal and state laws concerning political contributions.

    Each year, your Board of Directors authorizes maximum aggregate contributions that can be made by your company, as permitted by, and in strict compliance with, applicable law, for the purposes of supporting or opposing any party, committee, candidate for public office, or ballot measure, or for any other political purpose. Except for contributions for ballot measures, no expenditure over $1,000 may be made unless approved by the Chief Executive Officer (lesser amounts may be approved by delegates). All expenditures must be submitted to the company's attorneys to confirm that each contribution is lawful.

    In addition, no company funds, by law, are expended to make Federal political contributions. Federal law has long prohibited corporate contributions to Federal candidates or their political committees. With the enactment of the Bi-Partisan Campaign Finance Reform Act of 2002 (known as the "McCain Feingold Act"), corporate contributions to Federal political parties and Leadership Committees are prohibited, effective November 6, 2002.

    As to state and local contributions, state laws determine when and under what circumstances political contributions are permissible. Moreover, a number of states in which SBC operates have extensive reporting requirements. These rules, in general, are applicable to all participants in the political process. This proposal, on the other hand, would impose a set of rules only on your company.

    This proposal would require an unwarranted expenditure of funds by your company and would be uniquely applicable only to your company and not to our competitors, unions or any other participants in the process. Your Directors believe that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, not just to SBC as the proponent asks.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" this Proposal.

Stockholder Proposal B (Item 5 on Proxy Card)

    WHEREAS, excesses in executive compensation have become a major issue for stakeholders. Opposition to excessive pay packages continues to mount, particularly among investors angry at compensation seemingly unrelated to financial performance. In fact, many mainstream investors have voted NO on compensation packages they felt were unreasonable. We also believe that boards, in setting executive compensation, should consider social and environmental performance, as well as financial performance.

   . The relationship between compensation and the social responsibility and environmental performance is an important question. For instance, shouldn't the pay of top officers be reconsidered if the company is found guilty of systematic sexual harassment or race discrimination or poor environmental performance, especially if the result is costly fines or expensive, protracted litigation?

   . Too often top executives have received considerable increases in compensation packages even when the company's financial performance or social responsibility performance has been mediocre or poor. When compensation is tied to social responsibility, better social responsibility performance will inevitably follow.

   . Business Week reports that executive compensation has skyrocketed from 42 to 1 in 1982 to over 400 times the pay of average employees in 2004.

   . "The size of the CEO compensation is simply out of hand," said Business Week in an April 22, 2002 editorial. Also the Conference Board issued a September 17, 2002 report acknowledging that executive compensation has become excessive in many instances and bears no relationship to a company's long-term performance.

   .  New York Federal Reserve Bank President, William J. McDonough, said:
      "CEOs and their boards should simply reach the conclusion that executive pay is excessive and adjust to more reasonable and justifiable levels."

   . Companies involved in significant downsizing of employees don't "share the pain," but escalate executive pay.

   . Many Board compensation committees fall prey to the desire to have their CEO paid in the top quartile of CEOs, thus creating a magnet effect pulling all executive compensation upward, regardless of contribution to shareholder value.

Resolved: The shareholders request the Board Compensation Committee undertake a special executive compensation review and provide a summary report to investors by Summer 2005. The report shall supplement information in the proxy statement.

    Questions to be addressed in the review and report shall include:

        1. The rationale for the compensation packages for our top executives, including an explanation of whether the Committee has considered a cap on the size of the compensation package for the future.

        2. How or if executive compensation is compared to the pay package of the average employee and if the increasing ratio between the two over the last decade is taken into account.

        3. How social and environmental performance is integrated into the formula for executive compensation and whether our corporation's employee downsizing or outsourcing is considered.

        4. An evaluation of whether our top executive compensation packages (including options, benefits, pension and retirement agreements) are excessive and should be modified.

        5. A summary description of opposition registered by stakeholders to our compensation package.

YOUR DIRECTORS' POSITION

    Each year, in SBC's annual Proxy Statement, the Human Resources Committee includes an extensive report on the company's compensation policies for executive officers. In its report, the Human Resources Committee explains the methods it uses to determine compensation, including the use of outside consultants. This report is subject to detailed and complex rules of the Securities and Exchange Commission ("SEC").

    Moreover, in 2003, all new members joined the Committee and immediately began, with the aid of outside consultants, a comprehensive review of SBC's executive compensation program, including the strategic use of salaries, short-term bonuses and long-term incentive awards. As a result, the Committee made numerous changes to the program and adopted a set of principles with respect to SBC's executive compensation that it included in its detailed report.

    Your Directors believe that requiring the Human Resources Committee to undertake yet another review of this report would result in unnecessary costs to the company, would repeat efforts made in the prior review, and is unlikely to produce any additional benefits.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" this Proposal.

Stockholder Proposal C (Item 6 on Proxy Card)

Performance and Time-Based Restricted Shares Proposal

Resolved: That the shareholders of SBC Communications, Inc. ("Company") hereby request that the Board of Directors' Compensation Committee adopt a performance and time-based restricted share grant program for senior executives that includes the following features:

        (1) Operational Performance-Vesting Measures--The restricted share program should utilize justifiable operational performance criteria combined with challenging performance benchmarks for each criteria utilized. The performance criteria and associated performance benchmarks selected by the Compensation Committee should be clearly disclosed to shareholders.

        (2) Time-Based Vesting--A time-based vesting requirement of at least three years should also be a feature of the restricted shares program, so that operational performance and time-vesting requirements must be met in order for restricted shares to vest.

    The Board and Compensation Committee should implement this restricted share program in a manner that does not violate any existing employment agreement or equity compensation plan.

Supporting Statement: The Company's executive compensation program should include a long-term equity compensation component with clearly defined operational performance criteria and challenging performance benchmarks. We believe that performance and time-vesting restricted shares should be an important component of such a program. In our opinion, performance and time-based restricted shares provide an effective means to the equity compensation to meaningful operational performance beyond stock price performance.

    A well-designed restricted share program can serve to help focus senior executives on achieving strong operational performance as measured over several years in areas determined by the Board to be important to the long-term success of the Company. The use of operational performance measures in a restricted share program can serve to complement the stock price performance measures common in senior executive equity compensation plans. In addition to operational performance requirements, time vesting requirements of at least three years will help reinforce the long-term performance orientation of the plan.

    Our proposal recognizes that the Compensation Committee is in the best position to determine the appropriate operational performance criteria and associated performance benchmarks. It is requested that detailed disclosure of the performance criteria be provided in the Compensation Committee Report. Further, clear disclosure should be provided on the performance benchmarks associated with each performance criteria to the extent this information can be provided without revealing proprietary information. This disclosure will enable shareholders to assess whether the long-term equity compensation portion of the executive compensation plan provides challenging performance targets for senior executives to meet.

    We believe that a performance and time-based restricted share program with the features described above offers senior executives the opportunity to acquire significant levels of equity compensation commensurate with their contributions to long-term corporate performance. We believe such a system best advances the long-term interests of our Company, its shareholders, employees and other important constituents. We urge shareholders to support this important executive compensation reform.

YOUR DIRECTORS' POSITION

    The proponent calls for a restricted stock program to be implemented, with operational performance vesting measures and time-based vesting requirements. SBC already has in place similar compensation programs.

    SBC's programs are designed to reward achievement of company objectives and link compensation to the interests of SBC stockholders.

    SBC's short-term and long-term compensation programs are carefully reviewed and approved by the Board's Human Resources Committee, as are the annual performance targets. In 2004, after undertaking a comprehensive review of SBC's executive compensation programs the Human Resources Committee decided to use performance shares for long-term compensation, instead of stock options and time-based restricted stock. This is more fully described in the "Report of the Human Resources Committee on Executive Compensation" in this Proxy Statement.

    Each performance share is equal in value to a share of stock. When they are granted, the Committee establishes financial and/or other operational goals to be achieved over a three-year performance period. If the employee fails to meet his goals, the number of performance shares paid out are reduced or forfeited completely. If the employee exceeds his target he can receive additional performance shares. Performance shares are paid out one-half in cash and one-half in stock. Employees who terminate employment, but are not retirement eligible, receive a pro-rated payout.

    This is substantially the same compensation program called for by the proponent--stock-based payment tied to performance goals. In addition, the company has stock ownership guidelines that provide for substantial SBC stock holdings by officers.

    SBC's existing executive compensation program provides needed flexibility in the administration of management compensation and contributes to SBC's ability to attract and retain highly qualified and capable key employees consistent with SBC's strategic business objectives. This proposal provides no additional benefit to stockholders.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" this Proposal.

Stockholder Proposal D (Item 7 on Proxy Card)

    Adopt Simple Majority Vote

RECOMMEND: That our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote--to the greatest extent possible.

    75% Yes-Vote
This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

    Terminate the Frustration of the Shareholder Majority
Our current rule allows a small minority to frustrate the will of the shareholder majority. For example, in requiring a 67% vote of shares to make certain governance changes, if 66% vote yes and only 1% vote no - only 1% could force their will on the overwhelming 66% majority.

    Advancement Begins with a First Step
I believe that the importance of taking the above RECOMMEND step is reinforced by viewing our overall corporate governance fitness which was not impeccable. For instance in 2004 it was reported:

   . Eight directors were allowed to hold from 4 to 11 director seats each--over-extension concern.
   . Our Lead Director, who was also the chairman of our key Audit Committee, had 21-years director tenure--independence concern. Furthermore he was age 72.
   .  Only one member of our key Audit Committee was not in his 70s.
   .  2003 CEO pay was reported as $24 million including stock option grants.
           Source: Executive Pay Watch Database,
           http://www.aflcio.org/corporateamerica/paywatch/ceou/database.cfm
   . "Target" bonuses of almost 200% of salary were paid out despite targets not actually being met. Source: The Corporate Library (TCL), an independent investment research firm in Portland, Maine
   .  The Corporate Library's ratings for our company were:
           OVERALL RATING = F
           Board Composition = F
           CEO Compensation = F
   . James Henderson was designed a "problem director" by The Corporate Library, because he was the chairperson of the committee that set executive compensation at SBC, which received a CEO Compensation rating of "F" by TCL.

   . John McCoy was designated a "problem director" because he was the chairperson of the committee responsible for director nominations at SBC, which received a Board Composition grade of "F".
   .  Our Board had 17 directors - unwieldy Board concern.

    One Step Forward
I believe the above practices reinforce the importance to take one step forward and adopt simple majority vote. This will terminate the potential frustration of the shareholder majority.

                          Adopt Simple Majority Vote
                                   Yes on 7

YOUR DIRECTORS' POSITION

    Almost all stockholder votes at SBC are already determined by a majority of the votes cast. Other than election of Directors, which is determined by a plurality of votes cast, and other matters where state law requires a greater number of votes, there are only three issues that require more than a majority of votes cast in order to pass. SBC's governing documents require a two-thirds majority vote of outstanding shares for amending or repealing any provision of the Bylaws that:

   .  Provides for a classified Board with staggered terms of office;

   .  Provides for the maximum number of Directors on the Board; or

   . Requires approval by the stockholders or the Board for any business combination.

    In each of these cases, there are several reasons why your Board of Directors does not recommend the proposal.

    Adoption of this proposal would make it much easier to reinstate the staggered board. Resolutions removing the staggered board from SBC's governing documents were approved by greater than two-thirds majority stockholder vote at SBC's 2004 Annual Meeting. If this proposal is adopted, the staggered board could be reinstated with a simple majority vote, instead of a two-thirds majority. Changing the method of electing the Board of Directors repeatedly is costly, and can disrupt the management of the company.

    Adoption of this proposal would also remove an important form of stockholder protection. SBC's Bylaws presently require approval of a two-thirds majority for certain transactions with stockholders who own 10% or more of the company's stock, unless the action is approved by the Board of Directors or it offers a fair value to the stockholders. These transactions include mergers, consolidations, disposition of assets, issuance of securities and liquidation. Similar provisions are included in the governing documents of many public corporations. Without such a provision, it may be possible for one or a few large stockholders to take actions at a stockholders meeting that may not be in the best interest of the other stockholders. Elimination of the two-thirds majority vote for business combinations could make it more difficult for your independent Board to maximize stockholder value for all stockholders.

    This proposal could increase the vote required to elect or replace directors. This proposal could change the way Directors are elected. Currently, the Directors who receive the most votes (referred to as a "plurality" of the votes) are elected regardless of whether they have a majority of the votes. If the company were to require that a director must receive a majority vote to be elected, director candidates who do not receive a majority of the votes would not be elected or reelected, as the case may be. Under Delaware law, however, directors serve until their successors are duly elected and qualified. Accordingly, if no successor is elected, under Delaware law the director whose seat was up but for whom no successor received a majority of the votes would remain in office as a holdover director, even if the director was not re-elected. For this reason, the proposal makes it much more difficult to replace incumbent Directors, since it requires a majority, rather than a plurality, of the votes to do so.

    Your Directors believe that this proposal is not in the best interests of the company or the stockholders, and that it would limit the Board's ability to take actions consistent with the best interests of all stockholders.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" this Proposal.

--------------------------------------------------------------------------------
AUDIT COMMITTEE

    The Audit Committee oversees the integrity of the financial statements of SBC, the independent auditors' qualifications and independence, the performance of the internal audit function and independent auditors, and the compliance by SBC with legal and regulatory matters. The members of the Audit Committee are Messrs. Barksdale (Chairman), Amelio, Eby, and Ritchey, each of whom was appointed by the Board of Directors. The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and SBC.

    The Board of Directors has determined that Messrs. Barksdale and Ritchey are "audit committee financial experts" and are independent as defined in the listing standards of the New York Stock Exchange and in accordance with SBC's additional standards. Although the Board of Directors has determined that these individuals have the requisite attributes defined under the rules of the Securities and Exchange Commission, their responsibilities are the same as those of the other Audit Committee members. They are not auditors or accountants, do not perform "field work" and are not full-time employees. The Commission has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an "expert" for any purpose as a result of being identified as an audit committee financial expert. The Audit Committee is responsible for oversight of management in the preparation of SBC's financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that SBC's financial statements and disclosures are complete and accurate. SBC's Audit Committee charter provides that these are the responsibility of management and the independent auditors.

..  Report of the Audit Committee

    The Audit Committee: (1) reviewed and discussed with management SBC's audited financial statements for the year ended December 31, 2004;
(2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; and (4) discussed with the auditors the auditors' independence.

    Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004, be included in SBC's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 17, 2005

                             The Audit Committee:

             Clarence C. Barksdale,
               Chairman                 Martin K. Eby, Jr.
             Gilbert F. Amelio          S. Donley Ritchey

..  Principal Accountant Fees and Services

    Ernst & Young LLP acts as the principal auditor for SBC and also provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

    This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

    All pre-approved services must commence, if at all, within 14 months of the approval.

    The fees for the services provided by Ernst & Young to SBC in 2004 and 2003 were as follows (dollars in millions):

   . Audit Fees were $14.7 and $22.2 for 2004 and 2003, respectively. Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, and audits required by Federal and state regulatory bodies.

   . Audit-Related Fees were $2.6 and $4.8 for 2004 and 2003, respectively. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for audits of employee benefit plans, consultations concerning financial accounting and reporting standards, audits and due diligence in conjunction with proposed or consummated acquisitions and dispositions, and internal control reviews.

   . Tax Fees were $1.9 and $5.9 for 2004 and 2003, respectively. These fees include charges for tax services for SBC employees working in foreign countries, executive financial counseling (including tax return preparation), and various Federal and state tax research projects. Beginning in 2004, Ernst & Young no longer provided executive financial counseling (including tax return preparation services) for SBC.

   . All Other Fees were $0.1 and $0 for 2004 and 2003, respectively. These fees include charges for assisting SBC in state regulatory proceedings, as well as assessing processes used by SBC to accumulate and analyze operating data.

--------------------------------------------------------------------------------
HUMAN RESOURCES COMMITTEE

    The Human Resources Committee, composed entirely of independent, non-employee Directors, is responsible for the compensation of SBC's executives and overseeing the compensation practices of SBC. No employee of SBC serves on this Committee. The current members of the Committee are: James A. Henderson (Chairman), Gilbert F. Amelio, Martin K. Eby, Jr., and Patricia P. Upton.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION

.. Report of the Human Resources Committee on Executive Compensation

    The Human Resources Committee is responsible for the compensation of the Chief Executive Officer and other executives, including the Named Officers (defined on page 47), as well as overseeing the benefit and compensation plans of the company.

    In 2003, the Board of Directors adopted a number of corporate governance initiatives, including a new Code of Ethics, new Corporate Governance Guidelines and a new committee devoted to corporate governance matters and Director nominations. Previously, the Human Resources Committee had carried out many of the new committee's functions, and the Board determined to move all the members of the then Human Resources Committee to the Corporate Governance and Nominating Committee. The five Directors that were appointed to the Corporate Governance and Nominating Committee had served a combined total of 50 years on the Human Resources Committee. As a result of this change, an entirely new Human Resources Committee was appointed in March 2003. The new members of the Committee are James A. Henderson (Chairman), Gilbert F. Amelio, James E. Barnes (who resigned from the Board in December 2004), Martin K. Eby, Jr., and Patricia P. Upton.

Review of SBC's Executive Compensation Program

    Upon assuming office in 2003, the current Committee undertook a comprehensive review of SBC's executive compensation program, including the use of salaries, short-term bonuses and long-term incentive awards. The Committee, assisted by independent consultants, analyzed current compensation trends, studied published recommendations of respected business organizations on the subject of executive compensation, reviewed proxy statements of other companies, and compared SBC's program to those of other leading companies. The Committee also solicited input from former members of the Committee and the Board of Directors.

    The Committee found that SBC compensation programs were sound and consistent with those of other firms of similar size. They had enabled SBC to attract and retain a high quality management team. An individual and business unit performance evaluation system based upon financial and non-financial objectives was in place and rigorously followed. Executive pay was targeted to the 62/nd/ percentile for annual cash compensation and the median for long-term compensation as compared with other firms of similar size and financial performance (except for the CEO which is covered later in this report.)

    The Committee found that there were opportunities to tie the incentive pay of executives more directly to performance and to minimize dilution from equity-based compensation programs.

    As a result of its review, the new Committee adopted the following principles with respect to SBC executive compensation:

   . Maximize the alignment of executive compensation with the long-term interests of stockholders.

   . Provide competitive compensation to attract, retain and motivate executives.

   . Base both short-term bonuses and long-term compensation on performance measures.

   . Balance equity-based compensation awarded to executives with the interests of stockholders concerning dilution.

   . Establish short-term incentives with a view toward achievement of long-term corporate goals.

   . Provide opportunities for executives to acquire and hold SBC stock and establish minimum ownership requirements.

    Because executive compensation for 2003 had already been determined at the time the new Committee members were appointed, the first time the new members would determine compensation would be in 2004.

2004 Compensation

    To help properly implement the Committee's policies and to determine appropriate compensation, the Committee employs independent compensation and benefits consultants to assist in establishing compensation and analyzing the actual compensation of executives. The Committee reviews compensation including salaries, short-term incentives and long-term incentives at a group of companies (the "Comparator Group") selected with the advice of an outside independent compensation consultant. The Comparator Group consists of large companies in diverse businesses and telecommunications companies, including companies subject to comparable governmental regulation. Compensation data from the Comparator Group is adjusted using statistical analysis to eliminate differences arising from the relative sizes of the companies in the Comparator Group in comparison to SBC. This market data is then used to establish a target compensation range for each executive officer position.

    Annual Base Salaries The Committee determined executive officer salaries (other than the Chief Executive Officer) for 2004 by targeting the median of the salary market data for the Comparator Group and by considering individual performance, level of responsibility and experience.

    Short-Term Incentives In 2004, the Committee used short-term incentives in the form of performance based annual cash bonuses to compensate executive officers as well as other executives. The Committee established performance targets for executive officers using financial and/or operational goals linked to SBC's overall performance. Target bonuses for executive officers (except the Chief Executive Officer) were established using the 62/nd/ percentile of cash compensation (salary plus annual bonus) for the Comparator Group. The Committee also considered individual performance, level of responsibility and experience to determine the final target bonus amounts. Bonuses are paid at the discretion of the Committee based on the accomplishment of company and/or business unit performance targets set at the beginning of the year and individual performance.

    The 2004 financial and operational targets for bonuses for executive officers were based on SBC's net income, free cash flow and customer satisfaction (weighted 50%, 30% and 20%, respectively); similar targets were established for non-executive officers. If the objectives are not completely met, the bonuses are reduced, or if certain minimum targets are not met, they are eliminated. If a target is exceeded, the payout increases, subject to a cap at 125% of the target opportunity. The Committee reviewed the performance objectives and corresponding results for 2004 and determined that each of the targets for the executive officers, including all of the Named Officers, had been exceeded, with customer satisfaction having the best results. The Committee authorized bonuses at 109% of the target, together with a limited number of special discretionary awards based on individual performance.

    Long-Term Incentives In 2004, the Committee granted executive officers long-term incentives in the form of performance shares for the 2004-2006 performance period. The Committee determined the total amount of long-term incentives to grant each executive officer (except the Chief Executive Officer) by using the median long-term market data for the Comparator Group and adjusting for individual performance, level of responsibility and experience.

    In 2002 and before, the long-term incentive was made up of 40% performance shares and 60% stock options. In 2003, the previous committee modified the mix of those elements to one-third performance shares, one-third stock options and one-third restricted stock. The performance objectives for performance shares granted in 2002 and 2003 are based on a net income target for each year in the three-year performance cycle.

    For 2004, the new Committee decided to deliver the entire long-term incentive in the form of performance shares. While stock options and time-based restricted stock are linked to the interests of stockholders, they do not have a performance component or measure. In addition, current accounting rules cause stock options to be dilutive in calculating earnings per share. Therefore, the Committee decided to grant performance shares exclusively in 2004 and not use stock options or time-based restricted stock as long-term compensation. The value of performance shares fluctuates directly with changes in the price of SBC stock (each performance share is equal in value to a share of SBC stock), which ties managers' interests directly to those of stockholders. The performance shares are paid out only to the extent specific internal financial and/or operational objectives are achieved. No payout is made if minimum objectives are not met. Payouts, when earned, are to be paid in a combination of stock and cash which reduces dilution.

--------------------------------------------------------------------------------

                Comparison of the Compensation Elements Used for
                Delivering Value in Long-Term Compensation Plans
         --------------------------------------------------------------
         2002 Long-Term          2003 Long-Term       2004 Long-Term
          Compensation            Compensation         Compensation
         -------------------- -------------------- --------------------
         . Performance Shares . Performance Shares . Performance Shares
         . Stock Options      . Stock Options
                              . Restricted Stock

--------------------------------------------------------------------------------

    The Committee also determined to use return on invested capital instead of net income as the long-term performance measure for target awards granted in 2004. This measurement is calculated by dividing (1) the company's net income before extraordinary items plus after-tax interest expense over the three-year measurement period by (2) the sum of the average debt and average stockholder equity. This encourages managers to not only focus on net income, but also to ensure that the company's capital is invested effectively.

    Another change made by the Committee provided that if the target is exceeded, more shares can be earned, but the number of shares that can be earned is capped at 150% of the target award. For performance awards granted in 2002 and 2003 up to 200% of target awards could be paid out based upon performance.

    In 2004, SBC's officers, including the executive officers and the Chief Executive Officer, received the payout of their performance share awards for the 2001-2003 performance period, having substantially met the performance goals set by the Committee. The performance goals for these awards were annual net income targets averaged over the three-year performance period from 2001 to 2003. (By comparison, the annual bonus described above covers the 2004 performance period.) In accordance with a predetermined formula, 95% of the target performance shares were distributed. However, since the SBC share price at the time of distribution was approximately 51% of the price it was at the time of the establishment of the incentive target, the value of the performance plan payout, with a 95% distribution, was approximately 48% of the target value.

Compensation for the Chief Executive Officer

    Employment Contract In 2001, the previous Committee initiated and approved an Employment Contract to retain Mr. Whitacre as the Chief Executive Officer of SBC for a period of five years which coincides with his reaching the normal retirement age of 65. The Employment Contract was subsequently reviewed and approved by the Board of Directors and was effective November 16, 2001.

    The contract was designed to assure SBC of the services of Mr. Whitacre for this five-year period. In return, the contract provided:

   . 2.5 million stock options at $39.13 to vest in part at three years and, in total, at five years

   .  post-retirement benefits including a three-year consulting agreement

   . target compensation for salary, total cash compensation and long-term incentives would be set at the 75th percentile

   . the provision that Mr. Whitacre's yearly salary and incentive targets expressed in dollars would not be reduced for the life of the contract.

    During 2004, the Committee conducted a review of the Employment Contract with the assistance of independent outside consultants. The target compensation established in 2001 was analyzed based on 2001 market data, CEO employment agreements for other telecommunication companies and current market data. Based on this review and the competitive demand for CEOs in the telecommunications industry, the Committee has determined that the 2001 target compensation levels were appropriate.

    The contract was entered into at a time when telecommunications and technology companies were, in general, performing well and in favor with investors. Equity markets were at an all-time high, which drove compensation packages. Compensation for experienced CEOs was at especially high levels. It was not clear which companies were going to emerge as "winners." Several major companies were searching for new CEOs. The Committee at the time was facing an extraordinarily competitive environment for executives with proven track records in telecommunications and technology.

    The provisions of the contract, including the post-retirement benefits and the stipulation that salary and incentive targets not be reduced, were consistent with compensation practice for long-serving and successful CEOs at the time.

    2004 Compensation In determining the 2004 compensation for the Chief Executive Officer, the Committee decided that the Employment Contract continued in the best interests of the stockholders. The telecommunications industry has experienced even more intense competition in part because of government regulation since the contract signing. Mr. Whitacre has led a successful effort to retain SBC's traditional strength in local wireline services, while moving aggressively into long distance and Internet access. He expanded the footprint of SBC while retaining a strong balance sheet, which has permitted the investment in major growth initiatives in the wireless and data businesses. The ground-breaking mergers under Mr. Whitacre's leadership and his disciplined stewardship of the company during the time of economic downturn and significant government regulation has enabled SBC to emerge as one of the clear leaders in the industry. The Committee believes his leadership of SBC is as important today as when the contract was written.

    The Committee made no change to base salary or to short-term and long-term incentive targets for 2004. The Committee reviewed its findings with the Board.

    Mr. Whitacre's annual bonus and long-term incentives are based totally on performance measures and will be realized only if targets are met. In order to tie Mr. Whitacre's long-term compensation even more closely to the interests of the stockholders, the Committee made one change to the 2004 long-term incentive program put in place for other executives. The performance shares for Mr. Whitacre are based 75% on return on invested capital (described above) with the ability to receive a payout of 150% of the target award in the same manner as the other executive officers. Another 25% of the performance share award is based on the comparison of SBC's total stockholder return (stock appreciation plus reinvestment of dividends) compared to companies in the North American Telecom Index, excluding equipment manufacturers, and adding several cable company competitors not in the Index. The following chart shows the potential payouts:

--------------------------------------------------------------------------------

    SBC Total Stockholder Return compared to the
       adjusted North American Telecom Index          Payout Percentage
    -------------------------------------------- ---------------------------
        SBC is the top company                              200%
        SBC in top 75 - 99% of the Index                    150%
        SBC in top 50 - 74.99% of the Index                 100%
        SBC in top 25 - 49.99% of the Index                  50%
        SBC below 25% of the Index               0% (if results exceed a 20%
                                                  return, then 10% payout)

--------------------------------------------------------------------------------
In each case, the payout is reduced by 10% if SBC's total stockholder return is negative.
--------------------------------------------------------------------------------

    As noted above, all the executive officers, including Mr. Whitacre, exceeded the net income, cash flow and customer satisfaction targets. After considering his achievements and performance, the Committee determined to pay Mr. Whitacre 109% of his target bonus in accordance with a pre-determined formula. The Committee also determined that for the 2001-2003 performance period, he substantially met his cumulative income targets under his performance share grant, receiving a payout of 95% of the target performance shares. However, since the SBC share price at the time of distribution was approximately 51% of the price at the time the incentive target was established, the value of the performance plan payout, with a 95% distribution, was approximately 48% of the target value.

Stock Ownership Guidelines

    The Committee has established stock ownership guidelines for the Chief Executive Officer, other executive officers, and all other officer level employees. The guidelines set a minimum level of ownership of four times base salary for the Chief Executive Officer, the lesser of three times base salary or 50,000 shares for other executive officers and the lesser of one times base salary or 25,000 shares for all other officers. Newly appointed officers are expected to be in compliance with the ownership guidelines within five years of their appointments.

    To encourage all employees, as well as officers, to acquire and hold SBC stock, the company offers several ways to invest in SBC through payroll deductions, a limited portion of which SBC matches in SBC stock. SBC offers a tax-qualified savings plan that allows employees to purchase SBC stock, among other investment choices. The company also offers the Stock Savings Plan (which is being replaced with the Stock Purchase and Deferral Plan, subject to stockholder approval at the 2005 Annual Meeting and is described on page 22), where middle managers and above may receive stock options based on the amount of SBC stock purchased with payroll deductions.

Limit on Deductibility of Certain Compensation

    Federal income tax law prohibits publicly held companies, such as SBC, from deducting certain compensation paid to a Named Officer that exceeds one million dollars during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the stockholders, the compensation is not included in the computation of the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of SBC and its stockholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the Committee's development and execution of effective compensation plans. The Committee intends to maintain the flexibility to take actions it considers to be in the best interests of SBC and its stockholders.

February 9, 2005

                        The Human Resources Committee:

            James A. Henderson, Chairman Martin K. Eby, Jr.
            Gilbert F. Amelio            Patricia P. Upton

SUMMARY COMPENSATION TABLE
       The table below contains information concerning annual and long-term compensation provided to the Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officers of SBC (the "Named Officers").

--------------------------------------------------------------------------------------------------------------------------
                                                                                  Long-Term Compensation
                                                                             --------------------------------
                                               Annual Compensation                  Awards          Payouts
                                     --------------------------------------- --------------------- ----------
                                                                                        Number of
                                                                   Other     Restricted Securities
                                                                   Annual      Stock    Underlying   LTIP      All Other
               Name                  Year   Salary     Bonus    Compensation  Award(s)   Options    Payouts   Compensation
--------------------------------------------------------------------------------------------------------------------------
Edward E. Whitacre, Jr.              2004 $2,124,000 $6,213,000  $1,617,303  $        0   400,000  $3,466,930  $  730,594
 Chairman & Chief Executive Officer  2003 $2,122,000 $5,700,000  $  843,613  $7,197,990 1,352,128  $2,444,000  $1,227,272
                                     2002 $2,100,000 $4,000,000  $  523,345  $        0 1,434,242  $1,827,800  $1,653,884
John H. Atterbury                    2004 $  814,500 $1,057,301  $  297,168  $        0    12,148  $  250,669  $   74,336
 Group President--IP Services        2003 $  777,000 $  950,000  $  124,659  $1,199,997   187,239  $  218,274  $   67,165
                                     2002 $  712,000 $  697,000  $   64,188  $        0   196,782  $  239,076  $   59,413
James D. Ellis                       2004 $  783,667 $1,981,000  $  353,453  $        0    97,377  $  578,440  $  201,703
 Senior Executive Vice President &   2003 $  744,500 $  925,000  $  152,586  $1,334,001   265,712  $  480,197  $  219,607
 General Counsel                     2002 $  727,000 $  600,000  $  102,056  $        0   215,637  $  265,616  $  243,218
Randall L. Stephenson                2004 $  819,167 $1,044,586  $  247,181  $        0    44,600  $  324,195  $   40,268
 Chief Operating Officer             2003 $  566,500 $  775,000  $  126,694  $1,199,997   227,354  $   72,025  $   28,786
                                     2002 $  542,500 $  450,000  $   52,659  $        0   181,161  $   53,116  $   27,753
Rayford Wilkins, Jr.                 2004 $  814,500 $1,057,301  $  238,973  $        0    13,319  $  578,440  $   41,201
 Group President                     2003 $  777,000 $  950,000  $  137,536  $1,133,993   174,090  $  327,423  $   39,739
                                     2002 $  738,667 $  650,000  $   81,089  $        0   157,046  $   75,707  $   38,279

--------------------------------------------------------------------------------
Notes:

(1) Amounts shown under Restricted Stock Awards represent the grant date values of SBC restricted stock (including stock units having the same terms as restricted stock, but payable in cash) awarded to the Named Officers. One-third of each grant vests on each anniversary of the grant and entirely vests upon the retirement of the recipient. However, stock is non-transferable until the third anniversary of the grant and is forfeited if, at the third anniversary, the company is in material default on the payment of a dividend. The number of shares remaining unvested, and their values as of December 31, 2004, are as follows: Mr. Whitacre--197,313 restricted shares valued at $5,084,765; Mr. Atterbury--32,895 restricted shares valued at $847,696; Mr. Ellis--36,568 restricted shares valued at $942,357; Mr. Stephenson--32,895 restricted shares valued at $847,696, and Mr. Wilkins--31,085 restricted shares valued at $801,069. Dividends or dividend equivalents are paid on all restricted stock.

(2) Other Annual Compensation includes earnings on long-term incentive plan compensation and amounts reimbursed for the payment of taxes. In accordance with SEC regulations, if a Named Officer receives personal benefits that exceed $50,000, these benefits are also included in the column and any benefit that exceeds 25% of an officer's total benefits is disclosed. In valuing personal benefits, SBC uses the incremental cost of the benefit to the company. Payments for club memberships (dues and initiation fees) are included as personal benefits unless the use is primarily for business, in which case SBC will include the pro-rata portion related to personal use. Personal benefits include personal transportation, club memberships, home security, financial counseling, tax preparation and executive health benefits. SBC believes that the need for services provided for the security of the officer, such as home security and company-provided transportation, arise out of the officer's business duties and are for the benefit of the company and, therefore, are not properly characterized as personal benefits. However, beginning with the reporting for 2004 compensation, it will now voluntarily include such services in the calculation of personal benefits. Personal benefits reported under Other Annual Compensation for 2004 include personal flights on company transportation as follows: Mr. Whitacre--$32,312, Mr. Atterbury--$23,989, Mr. Ellis--$42,594.
(3) All Other Compensation for 2004 includes benefits imputed to the Named Officers with respect to premiums on SBC-owned life insurance, as determined in accordance with IRS guidelines. For Messrs. Whitacre, Atterbury, Ellis, Stephenson and Wilkins this amount was $18,293, $1,909, $4,264, $928, and $1,502, respectively. All Other Compensation also includes the difference between market interest rates determined pursuant to SEC rules and actual rates used to determine earnings on deferred compensation for Messrs. Whitacre, Atterbury, Ellis, Stephenson and Wilkins of $611,501, $33,961, $160,451, $1,260 and $1,233, respectively. All other amounts reported under this heading represent employer matching contributions made to employee benefit plans.

..   Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
    Option/SAR Values

    The purpose of the following table is to report exercises of stock options and stock appreciation rights ("SARs") by the Named Officers during 2004 and the value of their unexercised stock options and SARs as of December 31, 2004. SBC has not issued any SARs to the Named Officers. "Value of Unexercised In-the-Money Options" figures are based on the year end, December 31, 2004, SBC common stock price of $25.77.

                                            Number of Securities
                                           Underlying Unexercised   Value of Unexercised In-
                         Shares               Options at Fiscal       the-Money Options at
                        Acquired                  Year End               Fiscal Year End
                           on     Value   ------------------------- -------------------------
         Name           Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----------------------- -------- -------- ----------- ------------- ----------- -------------
Edward E. Whitacre, Jr. 164,574  $748,894  7,379,823    2,485,428   $1,625,226   $1,616,161
John H. Atterbury       170,719  $285,805    610,572      179,767   $        0   $  154,597
James D. Ellis            8,758  $ 38,496  1,204,566      282,662   $  285,359   $  333,173
Randall L. Stephenson    10,446  $ 37,945    524,413      212,219   $  100,764   $  217,366
Rayford Wilkins, Jr.     44,240  $138,733    589,165      171,223   $   99,560   $  152,162

..   Long-term Incentive Plans--Awards in Last Fiscal Year

    The table below reports performance shares and phantom stock units granted to the Named Officers during the last fiscal year, applicable to the performance periods indicated.

                            Number
                              of    Performance
                           Shares,    or Other   Estimated Future Payouts Under
                           Units or Period Until Non-Stock Price-Based Plans
                            Other    Maturation  ------------------------------
            Name            Rights   or Payout   Threshold  Target    Maximum
   ----------------------- -------- ------------ ---------- -------- ----------
   Edward E. Whitacre, Jr. 915,691   2004-2006       0      915,691  1,487,998
   John H. Atterbury       135,708   2004-2006       0      135,708    203,562
   James D. Ellis          161,154   2004-2006       0      161,154    241,731
   Randall L. Stephenson   148,430   2004-2006       0      148,430    222,645
   Rayford Wilkins, Jr.    135,708   2004-2006       0      135,708    203,562

    Each performance share is equivalent in value to one share of SBC common stock. At the end of the three-year performance period, a percentage of the performance shares is converted 50% into cash and 50% into SBC common stock. The percentage of performance shares earned is dependent upon the achievement of a performance objective based on return on invested capital. In addition, 25% of Mr. Whitacre's award is based on the total stockholder return of SBC as compared to a group of telecommunications companies. Each level of achievement of a performance objective is assigned a payout percentage ranging from 0% to 150% (0% to 200% for the total stockholder return measurement), with higher percentages reflecting greater performance achievement. Achievement of the target objective results in a 100% payout. To the extent an award exceeds 400,000 performance shares, it is made in the form of phantom stock units having the same terms as performance shares, except that upon achieving the performance goals, they are paid only in cash.

..   Option Grants in Last Fiscal Year

    The table below contains the estimated present value of stock options granted in 2004 as of their issue date. The options were issued under a stock purchase plan where mid-level and above managers received options based on the number of SBC shares they purchased.

                              Number of   Percent of                         Grant
                              Securities Total Options Exercise              Date
                              Underlying  Granted to    or Base             Present
                               Options   Employees in  Price ($/ Expiration  Value
         Name           Grant  Granted    Fiscal Year   Share)      Date    ($000s)
-----------------------------------------------------------------------------------
Edward E. Whitacre, Jr.   A     52,935       1.48%      $26.46   01/31/2014 $  232
                          B    347,065       9.73%      $23.74   05/30/2014 $1,303
John H. Atterbury         A     10,869       0.30%      $26.46   01/31/2014 $   48
                          B      1,279       0.04%      $23.74   05/30/2014 $    5
James D. Ellis            A     16,428       0.46%      $26.46   01/31/2014 $   72
                          B     80,949       2.27%      $23.74   05/30/2014 $  304
Randall L. Stephenson     A     12,400       0.35%      $26.46   01/31/2014 $   54
                          B     32,200       0.90%      $23.74   05/30/2014 $  121
Rayford Wilkins, Jr.      A      9,058       0.25%      $26.46   01/31/2014 $   40
                          B      4,261       0.12%      $23.74   05/30/2014 $   16

    The option values in the table represent the estimated present value of the options as of their issue date. These values were determined in accordance with a Black-Scholes option valuation model. The significant assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following:

   . Options were issued with an exercise price equal to the fair market value of stock on the date of issuance. The term of each option is 10 years (unless otherwise shortened or forfeited due to termination of employment). The expected life of the option grants are seven years.

   . In calculating the value of the options, the model assumed an interest rate of 3.92% for grant A and 4.50% for grant B. These interest rates represent the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to that of the expected option lives.

   . Expected volatility was calculated for each grant using daily stock prices for the period prior to the grant date corresponding with the expected option life, resulting in volatility of 23.91% for grant A and 23.66% for grant B.

   . The model reflected an expected annual dividend yield of 4.72% for grant A and 5.27% for grant B.

    The ultimate value of the options will depend on the future market price of SBC's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value of SBC's common stock over the exercise price on the date the option is exercised.

..  Pension Plans

    SBC has noncontributory pension plans that cover almost all of its employees. Management employees, including each of the Named Officers, are generally entitled to receive the greater of the Cash Balance Benefit or the Career Average Minimum (CAM) Benefit, each of which is subject to Internal Revenue Code limitations on pay used to calculate pensions. Certain employees, other than the Named Officers, may receive larger benefits based on pension formulas offered to employees at companies acquired by SBC. Benefits under these alternative formulas have been frozen with respect to accruing further benefit credits, though they can continue to earn interest credits, if applicable. A participant's Cash Balance Benefit is equal to the balance in the participant's cash balance account, which is made up of (a) an opening account balance as of June 1, 1997, which reflects the lump sum present value of the participant's approximate age 65 accrued benefit under the old plan design,
(b) subsequent monthly basic benefit credits equal to 5% of the participant's compensation (generally, base pay, commissions, and group incentive awards),
(c) monthly interest credits on the participant's cash balance account, and (d) a transition benefit, which was based on an estimate of what the participant's account balance would have been if the cash balance design had been applied throughout the participant's employment with SBC, plus additional credits for those participants whose age plus service exceeded 25 on May 1, 1997. The Cash Balance Benefit for managers was frozen as of January 14, 2005, so that they will no longer receive future accruals, but interest credits will continue to apply. The interest rate is equal to the published average annual yield for the 30-year Treasury Bond, reset quarterly as of the middle of the preceding quarter. The CAM Benefit is equal to the sum of 1.6% of a participant's average compensation (generally, base pay, commissions, and group incentive awards) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the averaging period, plus 1.6% of the participant's pension compensation subsequent to the averaging period.

    Pension amounts are not subject to reduction for Social Security benefits or any other offset amounts. The Internal Revenue Code places certain limitations on pensions that may be paid under Federal income tax qualified plans. Benefits that are so limited are restored for officers and certain senior managers from the general funds of SBC either under the Supplemental Retirement Income Plan or its successor, the 2005 Supplemental Employee Retirement Plan (see paragraph below), or another

SBC non-qualified plan. If they continue in their current positions at their current levels of compensation and retire at the mandatory retirement age of 65, the total estimated annual pension amounts from the Pension Benefit Plan and the estimated credited years of service at retirement under the Plan for Messrs. Whitacre, Atterbury, Ellis, Stephenson, and Wilkins would be $114,646 (44 years), $139,362 (43 years), $97,185 (36 years), $127,509 (43 years), and
$123,171 (42 years), respectively.

    SBC offers a non-qualified pension for officers and certain senior managers, which is neither funded by nor a part of the Pension Benefit Plan or any other qualified pension plan of SBC. As a result of changes in the tax laws, benefits under the original plan, known as the Supplemental Retirement Income Plan ("SRIP"), were frozen effective December 31, 2004; future benefits are earned under the 2005 Supplemental Employee Retirement Plan ("SERP"). Separate distribution elections (annuity or lump sum) are made by the participants for benefits accrued before 2005 (under the SRIP) and for benefits accrued in and after 2005 (under the SERP). Elections for the portion of the pension that accrues in and after 2005, however, must be made when the officer first participates in the plan.

    Under the non-qualified pension, a target annual retirement benefit is established for officers and certain senior managers, stated as a percentage of their annual salaries and annual incentive bonuses averaged over a specified averaging period described below ("Average Annual Compensation"). The percentage is increased by .715% for each year of actual service in excess of, or decreased by 1.43% (.715% for mid-career hires) for each year of actual service below, 30 years of service for executive officers and other officers and 35 years of service for eligible senior managers. Average Annual Compensation is determined by averaging salaries and actual annual incentive bonuses (or such other portion of the target or annual bonus amount as the Human Resources Committee may determine) earned during the 36-consecutive-month period out of the last 120 months preceding retirement that generates the highest average earnings. The target percentages of Average Annual Compensation are: Chairman of the Board and Chief Executive Officer-75% and executive other officers-55% to 70%. In the event the participant retires before reaching his or her 60/th/ birthday, a discount of .5% for each month remaining until the participant's 60/th/ birthday is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement.

    Benefits may be received as an annuity payable for the greater of the life of the participant or 10 years. If the participant dies before the 10/th/ anniversary of his or her termination of employment, then the payments for the balance of the 10 years will be paid to the participant's beneficiary. Alternatively, the Participant can elect to have the annuity payable for life with 100% or 50% payable upon his death to his beneficiary for the beneficiary's life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

    Participants may elect to receive the actuarially determined net present value of the benefit as a lump sum if they are at least 55 years old upon termination, rather than in the form of an annuity. Participants also may elect to defer distribution of a portion or all of their lump sum benefit. Those who elect to defer any portion also have to elect the time period, not to exceed 20 years after their termination of employment, and the manner in which the lump sum will be paid. The participant is not permitted to receive more than 30% of the lump sum benefit prior to the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the lump sum benefit as early as six months after the termination of employment. Participants receiving their entire lump sum after six months from their termination must enter into a written non-competition agreement with the company, and agree to forfeit and repay the lump sum if they breach that agreement. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment.

    The non-qualified pension pays only the difference, if any, between the target amount and that which would be payable under the Pension Benefit Plan calculated as if the benefits under the Pension Benefit Plan were paid in the form of an immediate annuity for life.

    If they continue in their current positions and if they retire at the mandatory retirement age of 65, the estimated annual retirement amounts that will be paid in accordance with the SRIP (for benefits earned prior to 2005) for Messrs. Whitacre, Atterbury, Ellis, Stephenson and Wilkins would be $5,380,795, $793,781, $986,988, $39,087, and $803,267, respectively.

    Each of Messrs. Whitacre, Atterbury, Ellis, Stephenson and Wilkins have elected to receive SERP (2005 and later) benefits in a lump sum. If they continue in their present positions and if they retire at the mandatory retirement age of 65, using their current Average Annual Compensation and the discount rate applicable to terminations that occur in 2005, the amounts they will be paid in accordance with the SERP are $8,603,285 (lump sum), $2,408,029 (lump sum), $1,564,110 (lump sum), $8,851,727 (lump sum), and
$2,321,884 (lump sum), respectively. Unless the officer elects a later distribution date, each benefit is payable six months after termination of employment. Pending distribution, amounts earn interest at the same rate as the discount rate. The discount rate is the interest rate used by the company to value plan liabilities at the end of the year before retirement. This rate is currently 6.25%. Mr. Ellis elected to receive his payment three years after retirement. Messrs. Atterbury, Stephenson, and Wilkins have also elected to receive delayed distributions, but only in the event they retire before age 60.

..  Contracts With Management

    On November 21, 1997, the Board of Directors approved revised Change of Control Severance Agreements (the "Agreements") for the Named Officers in the "Summary Compensation Table" as well as certain other officers. The purpose of the Agreements is to reinforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of SBC. These Agreements provide that in the event of a change in control of SBC, as that term is defined in the Agreements and summarized below, each officer is entitled to certain benefits (the "Severance Benefits") upon the subsequent termination or constructive termination of his or her employment, unless such termination is due to death or disability, or the termination is by SBC for cause (as defined in the Agreements); or the termination is by the officer for other than good reason (as defined in the Agreements).

    The Severance Benefits include the payment of the officer's full base salary through the date of termination plus all other amounts to which the officer is entitled under any compensation plan of SBC in effect immediately prior to the change in control. Also, each officer is entitled to a lump sum payment equal to three (Messrs. Whitacre and Ellis) or two (other executive officers) times the sum of (a) the officer's annual base salary in effect immediately prior to termination, (b) the most recently paid amount under the Short Term Incentive Plan or as a Key Executive Officer Short Term Award under the 2001 Incentive Plan, and (c) the cash value of the target award of performance shares granted under the 2001 Incentive Plan applicable to each officer for the most current performance cycle. Additionally, each officer will be provided with life and health benefits, including supplemental medical, vision and dental benefits, for three years from the date of termination, if the officer is not otherwise entitled to the same.

    In the event any payment or benefit received or to be received by an officer in connection with a change in control or the termination of his or her employment, whether pursuant to his or her Agreement and/or under a benefit plan (the "Total Payments"), is determined to be an excess parachute payment as defined in the Internal Revenue Code and thus subject to the 20% Federal excise tax, SBC will pay the officer an amount equal to the excise tax and all Federal and applicable state taxes resulting from the payment of the excise tax or from payment of such Federal and state taxes.

    Under the Agreements, in general, change in control is deemed to occur if:
(a) anyone (other than an employee benefit plan of SBC) acquires more than 20% of SBC's common stock, (b) within a two-year period, the Directors at the beginning of such period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, or (c) SBC's stockholders either approve a merger or consolidation that results in someone other than the stockholders immediately prior thereto holding more than 35% of the voting power of the surviving entity or approve the complete liquidation of SBC or the disposition of substantially all of SBC's assets.

    In 2001, SBC entered into an employment agreement with Mr. Whitacre to act as Chairman of the Board and Chief Executive Officer for a five-year term ending November 15, 2006. During the term of the contract, his base salary, the target for his bonus, and the value of his long-term awards will not be less than that in effect for calendar year 2001. The bonus and long-term award are not guaranteed, but are subject to attainment of performance objectives. Pursuant to the agreement, SBC granted Mr. Whitacre options that expire in 2011 to acquire 2,500,000 shares of SBC at $39.13 per share. Three-fifths of the options vested on the third anniversary of the agreement and, assuming his continued employment, the remaining options vest on the fifth anniversary; the options also vest if his employment is terminated without cause. SBC will provide Mr. Whitacre with office facilities and support staff, automobile benefits, limited access to SBC's aircraft, and health care for the rest of his life. If the company terminates his employment without cause before the end of the term or if he is unable to perform his duties because of disability or accident, he shall be entitled to continue to receive his salary and other benefits through the end of the term.

    Upon retirement, Mr. Whitacre has agreed to provide consulting services and advice to SBC for three years after his termination of employment in exchange for an annual fee equal to 50% of his annual salary at retirement. In the event Mr. Whitacre receives a change in control payment under the Change of Control Severance Agreements (described above), his employment term will immediately expire, and the consulting term will be extended by the same period the employment term was reduced.

    One member of the immediate family of each of Mr. Ellis and Ms. Jennings as well as two members of the immediate family of each of Mr. Stephenson and Mr. Whitacre were employed by subsidiaries of SBC and were paid a total of approximately $429,000 in 2004. Amounts paid to these employees include salary and bonus, and are comparable to compensation paid to other employees performing similar job functions.

--------------------------------------------------------------------------------
EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information as of December 31, 2004, concerning shares of SBC common stock authorized for issuance under SBC's existing equity compensation plans.

                     Equity Compensation Plan Information

--------------------------------------------------------------------------------

                                                                 Number of securities
                                                                 remaining available
                                                                 for future issuance
                       Number of securities                          under equity
                        to be issued upon     Weighted-average    compensation plans
                           exercise of       exercise price of        (excluding
                       outstanding options, outstanding options, securities reflected
                       warrants and rights  warrants and rights     in column (a))
    Plan Category              (a)                  (b)                  (c)
-------------------------------------------------------------------------------------
Equity compensation
 plans approved by
 security holders           91,683,395             $35.91             38,797,293(2)
Equity compensation
 plans not approved by
 security holders (3)      122,226,678             $38.62              6,034,084
-------------------------------------------------------------------------------------
Total                      213,910,073(1)          $37.46             44,831,377

--------------------------------------------------------------------------------

(1) In addition to the shares shown in the above table, certain stock options issued by companies acquired by SBC were converted into options to acquire SBC stock. As of December 31, 2004, there were 22,406,123 shares of SBC common stock subject to the converted options, having a weighted-average exercise price of $30.52. No further grants may be issued under the assumed plans.
(2) Of the shares reported, no more than 17,997,668 shares may be issued as performance shares, and of these 17,997,668 shares, no more than 4,531,845 shares may be issued as restricted stock under the 2001 Incentive Plan and its predecessor.
(3) Plans that have not been approved by stockholders include the 1995 Management Stock Option Plan ("1995 Plan"), 2001 Stock Option Grant to Bargained-for and Certain Other Employees ("Bargained-For Plan"), and the Non-Employee Director Stock and Deferral Plan ("Non-Employee Director Plan"). The 1995 Plan and the Bargained-For Plan provide for grants of stock options to management employees (10-year terms) and Bargained-For employees (5-year terms), respectively, subject in each case to vesting requirements and shortened exercise terms upon termination of employment. No further options may be issued under these plans. Under the Non-Employee Director Plan, participants may elect to receive stock units in lieu of retainers and fees. In addition, each non-employee Director receives an annual award of stock units equal in value to one and one-half times the annual retainer. Directors who become board members after November 21, 1997, but before September 24, 2004, also receive up to 10 annual grants of stock units equal to $13,000 each. The stock units are paid out in the form of SBC stock only after the termination of their employment as a Director. Under the plan, 444,792 shares remain available for future issuance and are included in the table.
    Also included in column (c) are up to 4,075,476 shares that may be purchased under the Stock Savings Plan with reinvested dividend equivalents on deferred Share Units purchased by mid-level and above managers and limited company partial matching contributions. No new contributions may be made to the plan. The shares purchased are not delivered to the employee until after retirement, subject to certain accelerated delivery provisions. In addition, participants receive 2 options for each share purchased with employee payroll deductions. The options have a 10-year term and a strike price equal to the fair market value of the stock on the date of grant. There are also 1,513,816 shares available under the plan for future issuances of options (all of which were issued in February 2005, which was the final grant permitted). The Stock Savings Plan was last approved by stockholders in 1994. The plan was amended by the Board of Directors in 2000 to increase the number of shares available for purchase under the plan (including shares from the company match and reinvested dividend equivalents) and shares subject to options. Stockholder approval was not required for the amendment. To the extent applicable, the amounts shown for non-approved plans in columns (a) and (c) include these additional shares. Shares subject to outstanding options that were previously approved by stockholders are included under approved plans.

--------------------------------------------------------------------------------
STOCK PERFORMANCE GRAPH


                Comparison of Five Year Cumulative Total Return
                          SBC, S&P 500 and Peer Group

                                    [CHART]

                                              Peer
                            SBC               Group               S&P 500
                            ---               -----               -------
      12-31-99              100                100                  100
      12-31-00              100                 85                   91
      12-31-01               84                 82                   80
      12-31-02               60                 66                   62
      12-31-03               61                 66                   80
      12-31-04               64                 75                   89

    Assumes $100 invested on December 31, 1999, in SBC common stock, Standard & Poor's 500 Index ("S&P 500") and a Peer Group of other large U.S. telecommunications companies (BellSouth Corporation and Verizon, Inc.). The index of telecommunications companies ("Peer Group") is weighted according to the market capitalization of its component companies at the beginning of each period. Total return equals stock price appreciation plus reinvestment of dividends on a quarterly basis.

--------------------------------------------------------------------------------
OTHER BUSINESS

    The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described herein.

    A copy of SBC's Annual Report to the Securities and Exchange Commission on Form 10-K for the year 2004 may be obtained without charge upon written request to SBC Stockholder Services, 175 E. Houston, Room 7-F-8, San Antonio, Texas 78205.

    SBC's Corporate Governance Guidelines, Code of Ethics, and Committee Charters may also be viewed online at www.sbc.com.

..  Stockholder Proposals

    Proposals of stockholders intended for presentation at the 2006 Annual Meeting must be received by SBC for inclusion in its Proxy Statement and form of proxy relating to that meeting by November 11, 2005. Such proposals should be sent in writing by certified mail to the Vice President and Secretary of SBC at 175 E. Houston, San Antonio, Texas 78205.

    Stockholders whose proposals are not included in the Proxy Statement but who still intend to submit a proposal at an Annual Meeting and stockholders who intend to submit nominations for Directors at an Annual Meeting are required to notify the Vice President and Secretary of SBC of their proposal or nominations and to provide certain other information not less than 120 days, nor more than 150 days, before the meeting, in accordance with SBC's Bylaws.

                                  APPENDIX A



                       STOCK PURCHASE AND DEFERRAL PLAN

                                                                     APPENDIX A


                            SBC COMMUNICATIONS INC.

                       STOCK PURCHASE AND DEFERRAL PLAN


Article 1--Statement of Purpose

The purpose of the Stock Purchase and Deferral Plan ("Plan") is to increase stock ownership by, and to provide savings opportunities to, a select group of management employees consisting of Eligible Employees of SBC Communications Inc. ("SBC") and its Subsidiaries.

Article 2--Definitions

For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context indicates otherwise:

Base Compensation. The following types of cash-based compensation paid by an Employer (but not including payments made by a non-Employer, such as state disability payments), before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of an Employer, including but not limited to a plan that includes a qualified cash or deferral arrangement under Section 401(k) of the Code:

    (a) annual base salary;

    (b) lump sum payments in lieu of a salary increase; and

    (c) Team Award.

Payments by an Employer under a disability plan made in lieu of any compensation described above, shall be deemed to be a part of the respective form of compensation it replaces for purposes of this definition. Base Compensation does not include zone allowances or any other geographical differential and shall not include payments made in lieu of unused vacation or other paid days off, and such payments shall not be contributed to this Plan.

Determinations by SBC (the Committee with respect to Officer Level Employees) of the items that make up Base Compensation shall be final. The Committee may, from time to time, add or subtract types of compensation to or from the definition of "Base Compensation" provided, however, any addition to the definition of Base Compensation shall only be effective with respect to the next period in which a Participant may make an election to establish a Share Deferral Account.

Business Day. Any day during regular business hours that SBC is open for business.

Chief Executive Officer. The Chief Executive Officer of SBC Communications Inc.

Cingular. Cingular Wireless LLC, the successor thereto, or a direct or indirect majority owned subsidiary thereof.

Code. References to the Code shall be to provisions of the Internal Revenue Code, as amended, including regulations promulgated thereunder and successor provisions.

Committee. The Human Resources Committee of the Board of Directors of SBC Communications Inc.

Disability. Absence of an Employee from work with an Employer under the relevant Employer's disability plan.

Disabled. Where a person either (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period for not less than 12 months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees of the Participant's Employer. It is intended that "Disabled" have the same meaning in this Plan as in Section 409A of the Code.

Eligible Employee.  An Employee who:

    (a) is a full or part time, salaried Employee of SBC or an Employer in which SBC has a direct or indirect 100% ownership interest and who is on active duty, Disability (but only while such Employee is deemed by the Employer to be an Employee of such Employer) or Leave of Absence;

    (b) is, as determined by SBC, a member of Employer's "select group of management or highly compensated employees" within the meaning of the

Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA"), which is deemed to include each Officer Level Employee; and

    (c) has an employment status which has been approved by SBC to be eligible to participate in this Plan or is an Officer Level Employee.

Notwithstanding the foregoing, SBC (the Committee with respect to Officer Level Employees) may, from time to time, exclude any Employee or group of Employees from being deemed an "Eligible Employee" under this Plan.

In the event a court or other governmental authority determines that an individual was improperly excluded from the class of persons who would be considered Eligible Employees during a particular time for any reason, that individual shall not be an Eligible Employee for purposes of the Plan for the period of time prior to such determination.

Employee. Any person employed by an Employer and paid on an Employer's payroll system, excluding persons hired for a fixed maximum term and excluding persons who are neither citizens nor permanent residents of the United States, all as determined by SBC. For purposes of this Plan, a person on Leave of Absence who otherwise would be an Employee shall be deemed to be an Employee.

Employer.  SBC Communications Inc. or any of its Subsidiaries.

Exercise Price.  The price per share of Stock purchasable under an Option.

Fair Market Value or FMV. In valuing Stock or any other item subject to valuation under this Plan, the Committee may use such index or measurement as the Committee may reasonably determine from time to time, and such index or measurement shall be the FMV of such Stock or other item. In the absence of such action by the Committee, FMV means, with respect to Stock, the closing price on the New York Stock Exchange ("NYSE") of the Stock on the relevant date, or if on such date the Stock is not traded on the NYSE, then the closing price on the immediately preceding date such Stock is so traded.

Leave of Absence. Where a person is absent from employment with an Employer on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of term of employment, which permission is granted (and not revoked) in conformity with the rules of the Employer that employs the individual, as adopted from time to time). For purposes of this Plan, a Leave of Absence shall be deemed to also include a transfer by an Employer of a person to, and continuous employment by, an entity for a rotational work assignment. In the event a transfer to such an entity lasts more than 5 years or the rotational work assignment status is canceled by SBC, it shall be deemed a Termination of Employment with the Employer at that time for purposes of this Plan. To be a rotational work assignment, the Employer must have indicated in writing to the person that the person was to be rehired by the Employer upon termination of the rotational work assignment.

Officer Level Employee. Any executive officer of SBC, as that term is used under the Securities Exchange Act of 1934, as amended, and any Employee that is an "officer level" Employee for compensation purposes as shown on the records of SBC.

Options or Stock Options. Options to purchase Stock issued pursuant to this Plan.

Participant. An Eligible Employee or former Eligible Employee who participates in this Plan.

Plan Year.  The period from January 16 through the following January 15.

Retirement or Retire. Termination of Employment on or after the earlier of the following dates, unless otherwise provided by the Committee: (a) for Officer Level Employees, the date the Participant is at least age 55 and has five (5) years of Net Credited Service; or (b) the date the Participant has attained one of the following combinations of age and Net Credited Service:

                        Net Credited Service Age
                        -------------------- ---
                          10 years or more   65 or older
                          20 years or more   55 or older
                          25 years or more   50 or older
                          30 years or more   Any age

For purposes of this Plan only, Net Credited Service shall be calculated in the same manner as "Pension Eligibility Service" under the SBC Pension Benefit Plan--Nonbargained Program ("Pension Plan"), as that may be amended from time to time, except that service with an Employer shall be counted as though the Employer were a "Participating Company" under the Pension Plan and the Employee was a participant in the Pension Plan.

Shares or Share Units. An accounting entry representing the right to receive an equivalent number of shares of Stock.

Share Deferral Account or Account. The Account established annually by an election by a Participant to make Employee Contributions to the Plan over the Plan Year relating to such election. The Plan Year shall run from and including January 16 (the commencement date of the Share Deferral Account) through the following January 15. One Share Deferral Account is created by each yearly election, and all Share Units credited pursuant to such election, including through Employee Contributions, SBC Matching Contributions, conversions of right to receive Stock, earnings on Share Units, or otherwise, shall be part of the same Share Deferral Account. Each annual Account is a separate Share Deferral Account; only one Share Deferral Account will relate to a Plan Year.

Short Term Incentive Award. A cash award paid by an Employer (and not by a non-Employer, such as state disability payments) under the Short Term Incentive Plan or any successor plan; an award under a similar plan intended by the Committee to be in lieu of an award under such Short Term Incentive Plan, including, but not limited to, Performance Units granted under the 2001 Incentive Plan or any successor plan; or any other award that the Committee designates as a Short Term Incentive Award specifically for purposes of this Plan (regardless of the purpose of the award).

Stock.  The common stock of SBC Communications Inc.

Subsidiary. Any corporation, partnership, venture or other entity in which SBC holds, directly or indirectly, a 50% or greater ownership interest. The Committee may, at its sole discretion, designate any other corporation, partnership, limited liability company, venture or other entity a Subsidiary for the purpose of participating in this Plan. Unless otherwise provided by the Committee, Cingular shall be deemed a Subsidiary so long as SBC holds a direct or indirect 25% interest in Cingular Wireless LLC or its successor.

Team Award. The annual award determined to be the "Team Award" by SBC, together with any individual award determined by SBC to be the Individual Discretionary Award made in connection therewith or comparable awards, if any, determined by SBC to be used in lieu of these awards.

Termination of Employment. References herein to "Termination of Employment," "Terminate Employment" or a similar reference, shall mean the event where the Employee ceases to be an Employee of any Employer, including but not limited to where the employing company ceases to be an Employer.

Article 3--Administration of the Plan

3.1 The Committee.

The Committee shall be the administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions and determine entitlement to benefits, all in its discretion. The Committee may further establish, adopt or revise such rules and regulations and such additional terms and conditions regarding participation in the Plan as it may deem necessary or advisable for the administration of the Plan. References to determinations or other actions by SBC, herein, shall mean actions authorized by the Committee, the Chief Executive Officer, the Senior Executive Vice President of SBC in charge of Human Resources, or their respective successors or duly authorized delegates, in each case in the discretion of such person. All decisions by SBC shall be final and binding.

3.2 Authorized Shares of Stock.

    (a) Except as provided below, the number of shares of Stock which may be distributed pursuant to the Plan, exclusive of Article 8, is 21,000,000. The number of shares of Stock which may be issued pursuant to the exercise of Stock Options is 34,000,000 (together with an equal number of Stock Options). Only the actual number of shares of Stock that are issued (shares issued would not include, for example, any reduction in shares to be issued as a result of tax withholding in connection with a distribution of Stock, exercise of options, or otherwise) shall be counted against the authorized number of shares of Stock. To the extent an Option issued under this Plan is canceled, terminates, expires, or lapses for any reason, such Option shall again be available for issuance under the Plan. Conversions of Stock awards into Share Units and their eventual distribution (excluding the effects of any dividends on such Share Units) shall count only against the limits of the plans from which they originated and shall not be applied against the limits in this Plan. To the extent Share Units are credited through deferrals of Stock or Employee Contributions where the distribution of which would be deductible by SBC under
Section 162(m) of the Code without regard to the size of the distribution, and such deductible Share Units are available for distribution, such Share Units shall be distributed first.

    (b) In the event the Committee determines that continuing the purchase of Share Units under the Plan may cause the number of shares of Stock that are to be distributed under this Plan (which may take into account, among other things, the number of Share Units acquired and the number of Stock

Options issued or required to be issued, reduced by the number of shares of Stock that would be withheld for income tax purposes) to exceed the number of authorized shares of Stock, then the Committee may cancel further purchases of Share Units and require that any further dividend equivalents on Share Units be paid in cash to the Participants.

    (c) In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of SBC affecting the shares of Stock (including a conversion of Stock into cash or other property), such adjustment shall be made to the number and class of the shares of Stock which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of shares of Stock subject to outstanding Options granted under the Plan, and/or in the number of outstanding Options and Share Units, or such other adjustment determined by the Committee, in each case as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

3.3 Claims Procedure.

Subject to the authority of the Committee over the Plan, SBC shall appoint a Claims Board to adjudicate claims brought by or in respect to Participants and their beneficiaries relating to benefits under the Plan. A Participant may apply in writing to the Claims Board to make a claim under this Plan. The Claims Board shall provide written notice within 90 days to a Participant whose claim hereunder has been denied, setting forth reasons for such denial or explaining that an extension of the time for processing the claim is necessary, written in a manner calculated to be understood by such person. After receipt of such notice, or expiration of 90 days without any response from the Claims Board, the Participant may appeal the decision in writing to the Senior Executive Vice President of SBC in charge of Human Resources, or to the person's successor, within 90 days, except that if the Participant is an Insider, as that term is used in the 2001 Incentive Plan, then the Participant's appeal shall be to the Committee. The Participant shall receive a full and fair review of the decision denying the claim in accordance with the requirements of ERISA.

Article 4--Contributions

4.1 Election to Make Contributions.

    (a) The Committee shall establish dates and other conditions for participation in the Plan and making contributions as it deems appropriate. Except as otherwise provided by the Committee, each year:

        (1) an Employee who is an Eligible Employee as of April 30 may thereafter make an election on or prior to the last Business Day of the immediately following June to establish a Share Deferral Account in order to elect any combination of the following:

           (A) to make contributions to the Plan ("Employee Contributions"), through payroll deductions, during the immediately following Plan Year (which shall be the Plan Year of such Account), to acquire Share Units in such Account with any combination of the following:

               (i) from 6% to 30% (in whole percentage increments) of the Participant's monthly Base Compensation, as the same may change from time to time (Participants who, at the time of the determination of their eligibility to participate in an Account, are paid through a "sales plan" involving the use of commissions) may contribute up to 40% of Base Compensation, provided that upon removal of a Participant from such "sales plan," the deferral election shall not exceed 30% for the rest of the Plan Year, beginning with the Employee Contributions relating to the first pay period following such change in status; or

               (ii) up to 100% (in whole percentage increments or in dollars) of a Short Term Incentive Award (with any contribution of a discretionary award related thereto determined separately). If a Participant did not have a target Short Term Incentive Award on June 30, but was subsequently granted such an award before the end of such Plan Year, the Participant will be deemed to have made the same percentage contribution election for the Short Term Incentive Award as the Participant made for Base Compensation.

           (B) to convert up to 100% (in whole percentage increments) of Stock that would be distributed under the 2001 Incentive Plan or any successor Plan (other than through the exercise of stock options or the removal of restrictions on restricted Stock) during such Plan Year into an equal number of Share Units in such Account; provided such election would not cause the recognition of income for Federal income tax purposes in respect of the Stock prior to payment under this Plan and so long as the Participant is an Employee or has Retired as of the conversion date.

        (2) an Employee who was not an Eligible Employee as of April 30 but who is an Eligible Employee the immediately following September 30 may thereafter make an election on or prior to the last Business Day of the immediately following November to establish a Share Deferral Account in order to contribute Base Compensation, other than Team Award, in the same manner as if the Employee was an Eligible Employee as of such April 30.

    (b) The Committee may permit an Eligible Employee to purchase Share Units under this Plan with amounts other than Base Compensation or Short Term Incentive Awards on such terms and conditions as such Committee may permit from time to time. In no event shall an acquisition of Share Units pursuant to this paragraph (b) or pursuant to the conversion of a right to receive Stock into Share Units (such as through a distribution of Stock under the 2001 Incentive
Plan) result in the crediting of an SBC Matching Contribution or Options.

    (c) No contribution of compensation, other than for performance-based compensation (as that term is defined under Section 409A of the Code), shall be made to the Plan out of compensation for services where such services are performed during or before the taxable year of the election to make such Employee Contributions. In the case of the above referenced performance-based compensation (based on services performed over a period of at least 12 months), such election may be made no later than 6 months before the end of the period.

    (d) Notwithstanding anything to the contrary in this Plan, no election shall be effective to the extent it would permit an Employee Contribution or distribution to be made that is not in compliance with Section 409A of the Code. To the extent such election related to Employee Contributions that complied with such statute and regulations, that portion of the election shall remain valid, except as otherwise provided under this Plan.

    (e) SBC may refuse or terminate, in whole or in part, any election to purchase Share Units in the Plan at any time; provided, however, only the Committee may take such action with respect to persons who are Officer Level Employees.

    (f) In the event the Participant takes a hardship withdrawal from a benefit plan qualified under the Code and sponsored by an Employer, any election to make Employee Contributions by such Participant shall be cancelled on a prospective basis, and the Participant shall not be permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.

4.2 Purchase of Share Units.

    (a) Employee Contributions (as well as any corresponding SBC Matching Contributions) shall be made solely pursuant to a proper election and only during the Employee's lifetime and while the Employee remains an Eligible Employee (if the Employee ceases to be an Eligible Employee, his or her election to make Employee Contributions shall be cancelled on a prospective basis); provided, however, Termination of Employment of an Eligible Employee shall not constitute loss of eligibility solely with respect to contribution of annual base salary earned prior to termination but paid within 60 days thereafter or with respect to a Short Term Incentive Award paid after Retirement (and such person shall be deemed an Eligible Employee for such contributions).

    (b) The number of Share Units purchased by a Participant during a calendar month shall be found by dividing the Participant's Employee Contributions during the month by the FMV on the last day of such month.

    (c) A contribution to the Plan shall be made when the compensation--from which the contribution is to be deducted--is paid ("paid," as used in this Plan, includes amounts contributed to the Plan that would have been paid were it not for an election under this Plan) using the "check date" shown on the related pay record (sometimes referred to as the "paycheck stub") as the contribution date (if no "check date" is shown, then the date of the pay record). When a payment is made to correct an underpayment, or as a delayed payment, of gross compensation for any reason, the related Employee Contribution to the Plan shall be made when such correcting or delayed payment is made, again using the date on the pay record. No correcting or delayed payment may be contributed to the Plan if it is made after the period for making contributions in Article 4 for the Share Deferral Account covering the payment to be corrected. For example, if an underpayment is made in June 2005, but not corrected until May 2006, regardless of the cause of such events, no part of the correcting payment may be contributed to the Plan. Where there has been an overpayment of gross compensation, the amount of the overpayment will not be considered in determining the contribution amount. In no event shall the Participant have any recourse against an Employer under this Plan for any underpayment, overpayment or delayed or correcting payment of compensation. In the event a pay period (the period over which services are rendered for the relevant compensation) relates to services rendered during or before the taxable year of the relevant election, then only the compensation relating to services performed in the calendar year following the calendar year of the election may be contributed to this Plan. The Committee may modify or change this paragraph (c) from time to time.

4.3 Reinvestment of Dividends.

In the month containing a record date for a cash dividend on Stock, each Share Deferral Account shall be credited with that number of Share Units equal to the declared dividend per share of Stock, multiplied by the sum of (a) the number of Share Units held in such Share Deferral Account as of such record date, plus
(b) all Share Units purchased after such record date with contributions made on or prior to such record date, and dividing the product by the FMV on the last day of such month.

Article 5--SBC Matching Contributions

5.1 SBC Match.

    (a) SBC shall credit each Participant's relevant Share Deferral Account with the number of Matching Share Units (defined below) found by taking eighty percent (80%) of the Participant's Employee Contributions (the "Match Rate") from no more than six percent (6%) of the Participant's Base Compensation (the "Match Compensation Percentage") contributions made during the month with respect to such Share Deferral Account and dividing the resulting figure by the FMV of the Stock on the last day of such month ("SBC Matching Contribution"). However, if during any month the Participant is concurrently participating in this Plan and (1) the match eligible portion of the SBC Savings Plan (which may be referred to as "Basic Allotments") or (2) the match eligible portion of any other tax qualified or nonqualified plan of an Employer, then the monthly Match Compensation Percentage shall be reduced by the Participant's match eligible percentage determined under such other plan.

In no event shall matching contributions under this Plan and all other plans of SBC and all Employers combined (including but not limited to the SBC Savings
Plan) be paid with respect to more than six percent (6%) of

Participant's monthly Base Compensation, except as provided below. SBC Matching Contributions shall only be paid on Base Compensation contributed to the Plan. The Committee, in its discretion, may reduce or eliminate the SBC Matching Contributions with respect to those Employee Contributions that have not been the subject of a contribution election by the Participant.

Notwithstanding the foregoing, in the event that the tax-qualified plan applicable to a Participant provides for a greater match rate and/or applies to a larger percentage of compensation than this Plan provides, the Committee may, to the extent it deems appropriate, raise the percentage of the Match Rate (set at 80%, above) and/or the Match Compensation Percentage (set at 6%, above) to approximate the matching benefit provided in such tax qualified plan for applicable Participants.

    (b) In the sole discretion of the Committee, in the event the Committee reduces the number of Options that SBC issues for each Share Unit purchased, the Committee may provide for the contribution of a Bonus Matching Contribution on such terms as the Committee determines. Such Bonus Matching Contribution may not exceed 20% of the Participant's Employee Contributions for the month. The Bonus Matching Contribution shall be subject to such terms and conditions as required by the Committee and, unless otherwise provided by the Committee, to the same vesting and distribution requirements as SBC Matching Contributions.

5.2 Vesting and Distribution of Share Units Acquired with Matching
    Contributions.

A Participant's interest in Share Units purchased with SBC Matching Contributions, as well as earnings thereon, (collectively, "Matching Share Units") shall vest when a Participant shall have three (3) years of Net Credited Service (regardless of any subsequent break in service after achieving vesting) as reflected on the records of SBC. Matching Share Units shall be distributed in a lump sum, in accordance with the Plan's distribution provisions only upon becoming vested, in the earlier of: (a) the calendar year following the calendar year of the Termination of Employment of the Participant, or (b) the calendar year in which the Participant reaches age 55.

Matching Share Units acquired as part of a Share Deferral Account that commences in or after the calendar year the Participant reaches age 55 will be distributed in the same manner and time as other Share Units in such Share Deferral Account.

Upon the Participant's Termination of Employment, all the Participant's unvested Share Units shall be forfeited and shall not be reinstated if Participant is re-Employed.

Article 6--Distributions

6.1 Distributions of Share Units.

    (a) Initial Election with Respect to a Share Deferral Account. At the time the Participant makes an election to make Employee Contributions with respect to a Share Deferral Account, the Participant shall also elect the calendar year the Share Deferral Account shall be distributed, which may be from one through five years after the calendar year the Account commenced. For example, if an Account commenced in 2005, the Participant may elect to commence the distribution in any calendar year from and including 2006 to and including 2010. If no timely distribution election is made by the Participant, then the Participant will be deemed to have made an election to have the Share Deferral Account distributed in a single installment in the first calendar year after the calendar year the Account commenced. However, for purposes of the Initial Election only, in the event the Participant Terminates Employment, the distribution of the Share Deferral Unit shall occur in the calendar year following the calendar year of the Participant's Termination of Employment. If the Participant Terminates Employment but has a Share Deferral Account that commenced in the same year the Share Deferral Account would be distributed, then that Account would instead distribute in the calendar year following the year of the contribution. For example, if a Retirement eligible Employee Terminated Employment in 2005 after making an election with regard to an Incentive Award to be paid in 2006, the Share Deferral Account relating to that award would be distributed in 2007.

    (b) Election to Delay a Scheduled Distribution. While an Employee, a Participant may elect to defer a scheduled distribution of a Share Deferral Account for five (5) additional calendar years beyond that previously elected. Unless otherwise provided by the Committee, the election to defer the distribution must be made before the last Business Day of the December that is at least one year before the scheduled distribution. An election to defer the distribution of a Share Deferral Account may not be made in the same calendar year that the election to establish the Share Deferral Account is made. Notwithstanding anything to the contrary in this Plan, (1) an election to defer the distribution of a Share Deferral Account must be made at least 12 months prior to the date of the first scheduled payment under the prior distribution election and (2) the election shall not take effect until at least 12 months after the date on which the election is made.

    (c) A Participant's Share Deferral Account shall be distributed to the Participant on March 10 (or as soon thereafter as administratively practicable as determined by SBC) of the calendar year elected by the Participant. In the event the distribution is to be made to an Officer Level Employee or a "key employee" (as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof) as a result of the Participant's Termination of Employment, the distribution shall not occur until the later of such March 10 or six (6) months after the Termination of Employment, except it shall be distributed promptly upon the Participant's earlier death

6.2 Death of the Participant or if the Participant Becomes Disabled.

In the event of the death of a Participant, all undistributed Share Deferral Accounts shall be distributed to the Participant's beneficiary in accordance with the SBC Rules for Employee Beneficiary Designations, as the same may be amended from time to time. In the event a Participant becomes Disabled and Terminates Employment, all undistributed Share Deferral Accounts shall be promptly distributed to the Participant.

6.3 Unforeseeable Emergency Distribution.

In the event that SBC (the Committee in the case of Officer Level Employees), upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an unforeseeable emergency, SBC shall make such distributions to the Participant from the Participant's Share Deferral Accounts (other than Matching Share Units), on a pro-rata basis, as it deems necessary, as soon as practicable following such determination, subject to the following. For purposes of this Plan, an unforeseeable emergency is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amounts distributed with respect to an emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). It is the intent of this Plan that this provision comply with the Unforeseeable Emergency provisions of Section 409A of the Code. Upon such distribution, any election to make Employee Contributions by such Participant shall be immediately cancelled, and the Participant shall not be permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.

6.4 Ineligible Participant.

Notwithstanding any other provisions of this Plan to the contrary, if SBC receives an opinion from counsel selected by SBC, or a final determination is made by a Federal, state or local government or agency, acting within its scope of authority, to the effect that an individual is not, or was not at the time of his or her making Employee Contributions to this Plan, a member of Employer's "select group of management or highly compensated employees" within the meaning of ERISA, then such person will not be eligible to make further contributions to the Plan.

6.5 Distribution Process.

A Share Deferral Account shall be distributed under this Plan by taking the number of Share Units comprising the Account to be distributed and converting them into an equal number of shares of Stock. (Once distributed, a Share Unit shall be canceled.)

Article 7--Transition Provisions

7.1 Stockholder Approval

All acquisitions of Share Units under this Plan are subject to Stockholder approval of the Plan at the 2005 Annual Meeting of Stockholders. If the Stockholders fail to approve the Plan, further contributions will be terminated and all funds and Stock distributions contributed to the Plan by Participants and all funds contributed as SBC Matching Contributions will be promptly paid to the Participants, without interest, and, upon payment of such amounts to a Participant, the Participant shall have no further rights under the Plan.

7.2 2005 Share Deferral Accounts.

Notwithstanding Article 4 to the contrary, if an Employee is an Eligible Employee on September 30, 2004, the Employee may make an election under Article 4 on or prior to December 15, 2004, with respect to the establishment of a Stock Deferral Account for the (i) contribution of Base Compensation and/or Short Term Incentive Awards paid during the period from January 1, 2005, through January 15, 2006, which shall be the Plan Year for such Stock Deferral Account; and/or (ii) the conversion of a distribution of Stock that would be made during the same Plan Year pursuant to the 2001 Incentive Plan into an equal number of Share Units, so long as such conversion would not cause the recognition of income for Federal income tax purposes in respect of such distribution of Stock prior to distribution of Share Units under this Plan.

Article 8--Options

8.1 Grants.

Options may be issued in definitive form or recorded on the books and records of SBC for the account of the Participant, at the discretion of SBC. If SBC elects not to issue the Options in definitive form, they shall be deemed issued, and the Participants shall have all rights incident thereto as if they were issued on the dates provided herein, without further action on the part of SBC or the Participant. In addition to the terms herein, all Options shall be subject to such additional provisions and limitations as provided in any Administrative Procedures adopted by the Committee prior to the issuance of such Options. The number of Options issued to a Participant shall be reflected on the Participant's annual statement of account.

8.2 Term of Options.

The Options may only be exercised: (a) after the earlier of (i) the expiration of one (1) year from date of issue or (ii) the Participant's Termination of Employment, and (b) no later than the tenth (10/th/) anniversary of their issue; and Options shall be subject to earlier termination as provided herein.

8.3 Exercise Price.

The Exercise Price of an Option shall be the FMV of the Stock on the date of issuance of the Options and Options may not be repriced.

8.4 Issuance of Options.

    (a) For each Share Deferral Account established by a Participant:

        (1) on each June 15 the Participant shall receive two (2) Options for each Share Unit acquired by the Participant as part of such Share

    Deferral Account during the immediately preceding January through May period with Employee Contributions of Base Compensation and/or Short Term Incentive Award. A fractional number of Options shall be rounded up to the next whole number.

        (2) on each February 15 a Participant shall receive:

           (i) two (2) Options for each Share Unit acquired by the Participant as part of such Share Deferral Account during the immediately preceding June through January period with Employee Contributions of Base Compensation and/or Short Term Incentive Award; and

           (ii) two (2) Options for each Share Unit acquired prior to such date by the Participant with dividend equivalents that were derived, directly or indirectly (such as dividend equivalents paid on Share Units acquired with dividend equivalents), from Share Units acquired with Employee Contributions as part of such Share Deferral Account during the immediately preceding thirteen (13) calendar months.

    (b) A fractional number of Options shall be rounded up to the next whole number.

    (c) If Stock is not traded on the NYSE on any of the foregoing Option issuance dates, then the Options shall not be issued until the next such day on which Stock is so traded.

    (d) If a Participant Terminates Employment other than (i) while Retirement eligible or (ii) because of death or Disability, no further Options shall be issued to or with respect to such Participant. In the event of re-Employment following a Termination of Employment, the preceding sentence shall not apply to those Options resulting from participation in the Plan after such re-Employment until a subsequent Termination of Employment.

    (e) No more than 400,000 Options shall be issued to any individual under this Plan during a calendar year. No Share Unit may be counted more than once for the issuance of Options.

    (f) The Committee may, in its sole discretion, at any time, increase or lower the number of Options that are to be issued for each Share Unit acquired, not to exceed two (2) Options per Share Unit purchased. However, if the Committee lowers the number of Options, then such change shall only be effective with respect to the next Share Deferral Account a Participant may elect to establish.

    (g) The Committee may also, at any time and in any manner, limit the number of Options which may be acquired as a result of the Short Term Incentive Award being contributed to the Plan. Further, except as otherwise provided by the Committee, in determining the number of Options to be issued to a Participant with respect to a Participant's contribution of a Short Term Incentive Award to the Plan and subsequent crediting of Share Units, Options may be issued only with respect to an amount which does not exceed the target amount of such award (or such other portion of the award as may be determined by the Committee).

    (h) No options shall be issued to or in respect of a Participant for a particular issuance, unless at least ten (10) Options will be issued to that Participant.

8.5 Exercise and Payment of Options.

Options shall be exercised by providing notice to the designated agent selected by SBC (if no such agent has been designated, then to SBC), in the manner and form determined by SBC, which notice shall be irrevocable, setting forth the exact number of shares of Stock with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, SBC or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a share of Stock.

Exercises of Options may be effected only on days and during the hours that the New York Stock Exchange is open for regular trading or as otherwise provided or limited by SBC. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

The Exercise Price shall be paid in full at the time of exercise. No Stock shall be issued or transferred until full payment has been received therefore.

Payment may be made:

    (a) in cash, or

    (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as SBC may impose from time to time, and further subject to suspension or termination of this provision by SBC at any time, by:

        (i) delivery of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment; provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of SBC that the Stock tendered to SBC must have been held by the Participant for a minimum of six (6) months preceding the tender; or

        (ii) if SBC has designated a stockbroker to act as SBC's agent to process Option exercises, issuance of an exercise notice to such stockbroker together with instructions irrevocably instructing the stockbroker: (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sell order) a sufficient portion of the Stock to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to SBC. In the event the stockbroker sells any Stock on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and SBC disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to SBC.

If payment is made by the delivery of Stock, the value of the Stock delivered shall be equal to the FMV of the Stock on the day preceding the date of exercise of the Option.

Restricted Stock may not be used to pay the Option exercise price.

8.6 Restrictions on Exercise and Transfer.

No Option shall be transferable except: (a) upon the death of a Participant in accordance with SBC's Rules for Employee Beneficiary Designations, as the same may be amended from time to time; and (b) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution. During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, an Option shall only be exercised by the holder thereof (including but not limited to an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

8.7 Termination of Employment.

    (a) Not Retirement Eligible. Unless otherwise provided by the Committee, if a Participant Terminates Employment while not Retirement eligible, a Participant's Options may be exercised, to the extent then exercisable:

        (i) if such Termination of Employment is by reason of death or Disability, then for a period of three (3) years from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is shorter; or

        (ii) if such Termination of Employment is for any other reason, then for a period of one (1) year from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is shorter.

    (b) Retirement Eligible. Unless otherwise provided by the Committee, if a Participant Terminates Employment while Retirement eligible, a Participant's Option may be exercised, to the extent then exercisable: (i) for a period of five (5) years from the date of Retirement or (ii) until the expiration of the stated term of such Option, whichever period is shorter.

    (c) Re-Employment of a Participant after a Termination of Employment shall have no effect on the periods during which Options resulting from the prior Employment may be exercised. For example, if the Option exercise period has been shortened because of the prior Termination of Employment, it shall not be extended because of the re-Employment.

Article 9--Discontinuation, Termination, Amendment.

9.1 SBC's Right to Discontinue Offering Share Units.

The Committee may at any time discontinue offerings of Share Units under the Plan. Any such discontinuance shall have no effect upon existing Share Units or the terms or provisions of this Plan as applicable to such Share Units.

9.2 SBC's Right to Terminate Plan.

The Committee may terminate the Plan at any time. Upon termination of the Plan, contributions shall no longer be made under the Plan.

After termination of the Plan, Participants shall continue to earn dividend equivalents in the form of Share Units on undistributed Share Units and shall continue to receive all distributions under this Plan at such time as provided in and pursuant to the terms and conditions of Participant's elections and this Plan.

9.3 Amendment.

The Committee may at any time amend the Plan in whole or in part including but not limited to changing the formulas for determining the amount of SBC Matching Contributions under Article 5 or decreasing the number of Options to be issued under Article 8; provided, however, that no amendment, including but not limited to an amendment to this section, shall be effective, without the consent of a Participant, to alter, to the material detriment of such Participant, a Share Deferral Account of the Participant. For purposes of this section, an alteration to the material detriment of a Participant shall include, but not be limited to, a material reduction in the period of time over which Stock may be distributed to a Participant, any reduction in the Participant's number of vested Share Units or Options, or an increase in the Exercise Price or decrease in the term of an Option. Any such consent may be in a writing, telecopy, or e-mail or in another electronic format. An election to acquire Share Units with Employee Contributions shall be conclusively deemed to be the consent of the Participant to any and all amendments to the Plan prior to such election, and such consent shall be a condition to making any election with respect to Employee Contributions.

Notwithstanding anything to the contrary contained in this section of the Plan, the Committee may modify this Plan with respect to any person subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") to place additional restrictions on the exercise of any Option or the transfer of any Stock not yet issued under the Plan.

Article 10--Miscellaneous.

10.1  Tax Withholding.

Upon distribution of Stock, including but not limited to, shares of Stock issued upon the exercise of an Option, SBC shall withhold shares of Stock sufficient in value, using the FMV on the date determined by SBC to be used to value the Stock for tax purposes, to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such distribution.

Any fractional share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of SBC, paid in cash to the Participant.

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 8.5, hereof, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the FMV of the Stock.

10.2  Elections and Notices.

Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind under this Plan shall be made on forms prepared by SBC or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by SBC or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including through electronic means, over the Internet or otherwise. An election shall be deemed made when received by SBC (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. Unless made irrevocable by the electing person, each election with regard to making Employee Contributions or distributions of Share Deferral Accounts shall become irrevocable at the close of business on the last day to make such election. SBC may limit the time an election may be made in advance of any deadline.

If not otherwise specified by this Plan or SBC, any notice or filing required or permitted to be given to SBC under the Plan shall be delivered to the principal office of SBC, directed to the attention of the Senior Executive Vice President in charge of Human Resources for SBC or his or her successor. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant's work or home address as shown on the records of SBC or, at the option of SBC, to the Participant's e-mail address as shown on the records of SBC. It is the Participant's responsibility to ensure that the Participant's addresses are kept up to date on the records of SBC. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants' work locations.

By participating in the Plan, each Participant agrees that SBC may provide any documents required or permitted under the Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by e-mail, by e-mail attachment, or by notice by e-mail of electronic delivery through SBC's Internet Web site or by other electronic means.

10.3  Unsecured General Creditor.

    Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of any Employer. No assets of any Employer shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of any Employer under this Plan. Any and all of each Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of such Employer. The only obligation of an Employer under the Plan shall be merely that of an unfunded and unsecured promise of SBC to distribute shares of Stock corresponding to Share Units and Options, under the Plan.

10.4  Offset.

SBC may offset against the amount of Stock otherwise distributable to a Participant, any amounts due an Employer by a Participant, including but not limited to overpayments under any compensation or benefit plans. In addition, SBC may also cancel a Stock Option to satisfy such an obligation to an Employer. For this purpose, each Stock Option shall be valued by subtracting the Exercise Price of the Stock Option from the FMV of the Stock on such date.

10.5  Non-Assignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, shares of Stock corresponding to Share Units under the Plan, if any, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the Stock distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.6  Employment Not Guaranteed.

Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of an Employer or to serve as a director.

10.7  Errors.

At any time SBC or an Employer may correct any error made under the Plan without prejudice to SBC or any Employer. Such corrections may include, among other things, changing or revoking a Stock Option issuance, canceling Share Units and refunding contributions to a Participant with respect to any period he or she made Employee Contributions while not an Eligible Employee, or canceling the enrollment of a non-Eligible Employee. Neither SBC nor any Employer shall be liable for any damages resulting from failure to timely allow any contribution to be made to the Plan or for any damages resulting from the correction of, or a delay in correcting, any error made under the Plan. In no event shall SBC or any Employer be liable for consequential or incidental damages arising out of a failure to comply with the terms of the Plan.

10.8  Captions.

The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

10.9  Governing Law.

To the extent not preempted by Federal law, the Plan, and all benefits and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

Because benefits under the Plan are granted in Texas, records relating to the Plan and benefits thereunder are located in Texas, and the Plan and benefits thereunder are administered in Texas, SBC and the Participant under this Plan, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or Federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any benefits under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any benefits or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate Federal or state court in Bexar County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other, (c) such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

10.10  Plan to Comply with Section 409A.

In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan. Notwithstanding any provision to the contrary in this Plan, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable.

10.11  Successors and Assigns.

This Plan shall be binding upon SBC and its successors and assigns.

                                    [GRAPHIC]



Printed on recycled paper

Printed entirely on recycled paper
meeting or exceeding the Environmental
Protection Agency minimum requirements
for recycled paper stock.

[front of card]

                                     [LOGO]

                      PROXY CARD/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 29, 2005. The undersigned hereby appoints Edward E. Whitacre, Jr. and Richard G. Lindner, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Stockholders to be held on April 29, 2005, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares (except for shares held in the employee benefit plans noted below) in accordance with the Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the three Director proposals (Items 1, 2 and 3) and AGAINST the Stockholder proposals (Items 4, 5, 6 and 7) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

The nominees for the Board of Directors are:

1) Gilbert F. Amelio   5) Charles F. Knight 9) Toni Rembe         12) Laura D'Andrea Tyson
2) August A. Busch III 6) Lynn M. Martin    10) S. Donley Ritchey 13) Patricia P. Upton
3) Martin K. Eby, Jr.  7) John B. McCoy     11) Joyce M. Roche    14) Edward E. Whitacre, Jr.
4) James A. Henderson  8) Mary S. Metz

Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the Internet.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for any shares held on your behalf under any of the following employee benefit plans: the SBC Savings Plan, the SBC Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the SBC PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan (the "TRASOP") sponsored by The Southern New England Telephone Company, the Cingular Wireless 401(k) Savings Plan, and the Cingular Wireless 401(k) Savings Plan for Bargained Employees. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. Similarly, the proxy card or telephone or Internet proxy will constitute voting instructions to the plan administrator for any shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan).

            (Please mark your proxy and sign on the reverse side.)

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                               ADMISSION TICKET

                       [map]                      [map]

The Alzafar Shrine Temple is located in San Antonio on the westbound frontage road of North Loop 1604 between the Stone Oak Parkway and Blanco Road exits.

                            SBC Communications Inc.
                        Annual Meeting of Stockholders
                            Friday, April 29, 2005

                             Alzafar Shrine Temple
                           901 North Loop 1604 West
                                San Antonio, TX

                         Doors open at 8:00 a.m. C.T.
                       Meeting begins at 9:00 a.m. C. T.

--------------------------------------------------------------------------------

[back of card]

[X] Please mark your votes as in this example.

SBC COMMUNICATIONS INC.     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                           Your Directors recommend a vote                             Your Directors recommend a vote
                                FOR Items 1, 2 and 3.                                    AGAINST Items 4, 5, 6 and 7.

                             Withhold
                         FOR Authority FOR ALL
                         ALL  For All  EXCEPT*                    FOR AGAINST ABSTAIN                  FOR   AGAINST   ABSTAIN
1. Election of Directors [_]    [_]      [_]   2. Approval of     [_]   [_]     [_]   4. Stockholder   [_]     [_]       [_]
(SEE REVERSE)                                  Appointment of                         Proposal A
                                               Independent
                                               Auditors

* Withhold authority to vote for the following 3. Approval of     [_]   [_]     [_]   5. Stockholder   [_]     [_]       [_]
nominee(s):                                    Stock Purchase and                     Proposal B
                                               Deferral Plan

                                                                                      6. Stockholder   [_]     [_]       [_]
                                                                                      Proposal C

                                                                                      7. Stockholder   [_]     [_]       [_]
                                                                                      Proposal D

                                                                                      ------------------------------------------
                                                                                      Discontinue mailing Annual Report for this
                                                                                      account because I already receive multiple
                                                                                      copies at this address. [_]
                                                                                      ------------------------------------------

Signature ______________ Signature (joint owner) ______________ Date __________
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                                     [LOGO]

                            Your Vote Is Important!

You can submit your proxy by mail, by telephone, or through the Internet by following the instructions below.

If you submit your proxy and/or voting instructions by telephone or through the Internet, you will be authorizing the voting of your shares as if you marked and returned your proxy card.

--------------------------------  -------------------------------------------  -----------------------------------------------
         BY MAIL                              BY TELEPHONE                               THROUGH THE INTERNET
      [graphic]                         [graphic]                                    [graphic]

      Mark, sign and date               Please have your proxy card in               www.eproxyvote.com/sbc Please
      your proxy card and               hand and call toll free                      have your proxy card in hand and
      return it in the                  1-877-779-8683 on                            access the above website. Then just
      enclosed envelope.                any touch-tone telephone.                    follow the simple instructions. You
                                        Then just follow the simple                  may access the site 24 hours a day,
                                        instructions. You may call 24                7 days a week.
                                        hours a day, 7 days a week.
--------------------------------  -------------------------------------------  -----------------------------------------------

                             THANK YOU FOR VOTING!

[Broker Card]

                                     [LOGO]

                                  PROXY CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 29, 2005. The undersigned hereby appoints Edward E. Whitacre, Jr. and Richard G. Lindner, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Stockholders to be held on April 29, 2005, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the three Director proposals (Items 1, 2 and 3) and AGAINST the Stockholder proposals (Items 4, 5, 6 and 7) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

The nominees for the Board of Directors are:

1) Gilbert F. Amelio   5) Charles F. Knight 9) Toni Rembe         12) Laura D'Andrea Tyson
2) August A. Busch III 6) Lynn M. Martin    10) S. Donley Ritchey 13) Patricia P. Upton
3) Martin K. Eby, Jr.  7) John B. McCoy     11) Joyce M. Roche    14) Edward E. Whitacre, Jr.
4) James A. Henderson  8) Mary S. Metz

Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the Internet.

            (Please mark your proxy and sign on the reverse side.)

SBC COMMUNICATIONS INC.     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                           Your Directors recommend a vote                             Your Directors recommend a vote
                                FOR Items 1, 2 and 3.                                    AGAINST Items 4, 5, 6 and 7.

                             Withhold
                         FOR Authority FOR ALL
                         ALL  For All  EXCEPT*                    FOR AGAINST ABSTAIN                FOR AGAINST ABSTAIN
1. Election of Directors [_]    [_]      [_]   2. Approval of     [_]   [_]     [_]   4. Stockholder [_]   [_]     [_]
(SEE REVERSE)                                  Appointment of                         Proposal A
                                               Independent
                                               Auditors

* Withhold authority to vote for the following 3. Approval of     [_]   [_]     [_]   5. Stockholder [_]   [_]     [_]
nominee(s):                                    Stock Purchase and                     Proposal B
                                               Deferral Plan

                                                                                      6. Stockholder [_]   [_]     [_]
                                                                                      Proposal C

                                                                                      7. Stockholder [_]   [_]     [_]
                                                                                      Proposal D


Signature ______________ Signature (joint owner) ______________ Date __________